                              AMENDED AND RESTATED

                            AGREEMENT RE GROUND LEASE

                                 by and between

                               THE IRVINE COMPANY,
                             a Michigan corporation
                                   ("Company")

                                       and

                                 IRVINE MEADOWS,
                        a California general partnership
                                   ("Meadows")

                                 October 1, 1991

                               AMENDED AND RESTATED AGREEMENT

This AMENDED AND RESTATED AGREEMENT (the "Agreement") is entered into as of the 1st day of October, 1991, by and between THE IRVINE COMPANY, a Michigan corporation ("Company"), and IRVINE MEADOWS, a California general partnership ("Meadows").

                                    RECITALS

     A. Company, as lessor, and Lion Country Safari, Inc.-California ("LCS"), as lessee, are parties to that certain ground lease dated February 11, 1969, covering certain real property in Orange County, California described therein, as amended by Amendments Nos. 1 through 9 (collectively, the "Master Lease"). The leasehold estate created by the Master Lease as hereinafter referred to as the "Master Leasehold". The Master Lease will expire on February 28, 1997, unless sooner terminated as therein provided.

     B. LCS, as sublessor, and Feyline Presents, Inc. ("Feyline"), as sublessee, are parties to that certain Sublease Agreement dated August 7, 1980, as amended by those certain Amendments to Sublease dated September 16,1980 and January 8, 1981, and by that certain Letter Agreement dated February 23, 1984 (collectively, the "Sublease"). Meadows is successor-in-interest to the interest of Feyline under the Sublease. The Sublease will expire on February 28, 1997, unless sooner terminated as therein provided.

     C. The Sublease covers a portion of the Master Leasehold (the "Subleased Premises"), which is composed of an area demised for the exclusive use of Meadows ("Exclusive Area"), and an area demised for non-exclusive common use by Meadows and LCS for parking of automobiles ("Common Area"). The Subleased Premises are described on Exhibit A and depicted on Exhibit B, each attached hereto and incorporated herein by reference.

     D. Meadows operates the Irvine Meadows Amphitheater (the "Amphitheater") on the Subleased Premises.

     E. Meadows and Company entered into that certain Assignment and Purchase Agreement and Grant of Option to Ground Lease dated April 27, 1984, as amended on November 26, 1986 (the "Purchase Agreement").

     F. Meadows and Company desire to amend and restate in its entirety the Purchase Agreement as hereinafter set forth, excepting therefrom those covenants and provisions of the Purchase Agreement which have been fully performed by the party so obligated thereunder.

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.01. NEW GROUND LEASE shall refer to that certain ground lease attached hereto as Exhibit C and by this reference incorporated herein.

                                   ARTICLE II

                              COMPLETED OBLIGATIONS

     2.01. RETAINED INCOME STREAM. The parties acknowledge that the Retained Income Stream, or RIS, as such terms are defined in the Purchase Agreement, has been acquired by Meadows, as obligor thereunder, and is, therefore, extinguished as an obligation of Meadows.

     2.02. ASSIGNED INCOME STREAM. The parties acknowledge that the Assigned Income Stream, or AIS, as such terms are defined in the Purchase Agreement, has reverted and been assigned to LCS by Meadows pursuant to the LCS/TIC Assignment (as defined in the Purchase Agreement), and is now the direct obligation of Meadows to LCS.

     2.03. TAXES. The parties acknowledge that nothing herein contained shall alter Meadow's obligation to pay taxes directly to Company pursuant to Paragraph 4(b) of Amendment No. 9 to the Master Lease.

     2.04. PURCHASE AGREEMENT SUPERSEDED. This Agreement shall supersede the Purchase Agreement in its entirety.

                                   ARTICLE III

                               GENERAL PROVISIONS

     3.01. TERM. This Agreement, and all rights and obligations created hereunder, other than the obligation of Meadows to pay the sums provided in Sections 4.02 and 8.02(b), shall terminate on the first of the following to occur (the "Termination Date"):

     (a) March 1, 1997;

     (b) The termination of the Master Lease;

     (c) The termination of the Sublease for any reason other than the termination of the Master Lease, and the concurrent commencement of the New Ground Lease as provided in Subsection 7.01; and

     (d) The termination of this Agreement by Company as provided in Section 8.02(a).

     3.02. LCS AGREEMENT. Nothing herein shall have the effect of, nor be construed as, altering or modifying any of the rights accruing to LCS, or the obligations of Meadows to LCS, under any other agreement, including, without limitation, the Sublease and the Master Lease.

     3.03. INDEMNITY. Meadows hereby agrees that it shall indemnify, defend and hold Company harmless from and against any and all claims, losses, damages, actions, causes of action, costs and expenses, including reasonable attorneys' fees and costs of collection and defense, incurred by Company with respect to the failure by Meadows to pay and perform each and every obligation to be performed by it under this Agreement. In addition, in the event that any person or entity shall bring an action or actions against Company and/or its past, present or future shareholders, officers, directors, employees or agents (the "Indemnified Parties") seeking damages, declaratory relief, injunctive relief or other remedy at equity or law against the Indemnified Parties on the basis of, with respect to, or resulting from (i) Company's entry into the Purchase Agreement, this Agreement and all other agreements and instruments incorporated herein, (ii) any action or inaction by the Indemnified Parties which is in any way related to the performance or administration of the Purchase Agreement, this Agreement and all other agreements and instruments incorporated herein, or (iii) any action, claim, demand or proceeding initiated by any person or entity with respect to the Purchase Agreement, this Agreement, any agreements or instruments incorporated herein, or any rights or interests allegedly affected thereby, then Meadows shall in each such event defend, indemnify and hold Company harmless from and against any and all claims, losses, damages, actions, causes of action, costs and expenses, including reasonable attorneys' fees and costs of defense, in relation thereto. The defense of any such action shall be by counsel selected by Company and Meadows shall promptly pay any monetary judgment awarded in any such action (or provide Company with a bond against such judgment pending appeal), including attorneys' fees and costs, and any amount agreed to be paid in settlement of such action. The Indemnified Parties shall promptly notify Meadows in writing of the service of any such action, shall reasonably cooperate with Meadows in the defense thereof, and shall not admit liability in such action or agree to any settlement thereof without the consent or approval of Meadows, which consent shall not be unreasonably withheld, delayed or conditioned. The foregoing shall apply to any action of the type described herein, whether styled as a class action, derivative action or otherwise. Payment shall not be a condition precedent to recovery by Company upon the foregoing indemnities. Such indemnities shall survive the termination of this Agreement.

                                   ARTICLE IV

                              PAYMENTS BY MEADOWS

     4.01. ANNUAL PAYMENTS. From and after the date hereof, and continuing until the Termination Date, Meadows shall pay Company One Hundred Fifty Thousand Dollars ($150,000) per annum, payable quarterly in installments of Thirty Seven Thousand Five Hundred Dollars ($37,500), in advance, commencing on the first day of September, 1991; provided however, that the first such quarterly payment shall include a pro rata portion for the period from October 1, 1990 to December 31, 1991.

     4.02. AIS PURCHASE PRICE. In consideration of Company's execution and delivery of this Agreement, Meadows agrees to pay Company the sum of One Million One Hundred Twenty Five Thousand Two Hundred Sixty Eight Dollars ($1,125,268), with interest thereon from the date hereof until paid in full at a rate equal to the prime rate of interest announced from time to time by Security Pacific National Bank plus one and one-half percent (1 1/2%) per annum (the "AIS Purchase Price"). Said sum shall be payable monthly, in arrears, in principal installments of Eight Thousand Three Hundred Thirty Three Dollars ($8,333), plus accrued interest, commencing on the first day of October, 1990. The then outstanding principal balance owing, plus accrued and unpaid interest, shall be immediately due and payable in full on the earlier to occur of (i) any assignment of the Sublease, in whole or part, by Meadows (other than an assignment as security to an Institutional lender providing a loan in connection with the improvement or operation of the Amphitheater), or (ii) any sale of the Amphitheater, or any interest therein, by Meadows, or (iii) any sale of Meadows, or any interest therein, or (iv) February 28, 1997, or (v) the termination of the Master Lease or the Sublease unless there is a concurrent commencement of the New Ground Lease as provided in Subsection 7.01.

     4.03. GUARANTEE OF PAYMENTS. Concurrently with the execution and delivery of this Agreement, Donald M. Koll, Irving Azoff and Robert E. Geddes, each the principal shareholder of a corporate general partner of Meadows, and Paul Hegness, a general partner in Meadows, agree to execute and deliver to Company a joint and several guarantee of Meadows obligations under Sections 4.01 and 4.02 hereof in the form attached hereto as Exhibit D.

                                   ARTICLE V

                            AMPHITHEATER OPERATIONS

     5.01. AMPHITHEATER OPERATIONS. Meadows agrees that:

          (a) the Amphitheater shall have a fixed seating capacity of no more than 16,300 seats unless a greater seating capacity is approved by Company in writing prior to Meadows undertaking any increase in such seating capacity. In determining whether to grant or withhold such consent, Landlord may consider the effect of such expanded operations on other property owned by Landlord in the vicinity of the Subleased Premises;

          (b) total ticketed attendance at the Amphitheater shall not exceed 16,300 persons for each performance unless an increase in seating capacity is approved by Company as aforesaid, in which event the total ticketed attendance at the Amphitheater shall not exceed the number of fixed seats as so approved by Company;

          (c) performances of any kind at the Amphitheater on any day other than Friday, Saturday or Sunday evenings or holidays shall commence no earlier than 8:00 p.m. and will terminate no later than 12:00 midnight. For purposes of this subpart (c), holidays shall refer to any day when state and national banks and governmental offices are closed in California;

          (d) all operations at the Amphitheater shall at all times comply with applicable State and local ordinances, laws and regulations, including, without limitation, all such ordinances, laws and regulations pertaining to noise, and shall be compatible with adjacent land use designations of governmental agencies having jurisdiction over such land uses; and

          (e) all site plans, grading plans, working drawings and construction plans for any work to be performed at the Amphitheater, together with all other approvals as may be required by the Master Lease, shall be submitted to Company for its approval prior to the commencement of any work on the Subleased Premises.

     5.02. OBTAINING LCS CONSENT. Nothing herein contained shall relieve Meadows of any obligation it may have to obtain the consent of LCS to any matter in connection with the operation of the Amphitheater, or any work to be performed in connection therewith, including, without limitation, the requirement of obtaining the consent of LCS to any performance at the Amphitheater other than between the hours of 8:00 p.m. and 12:00 midnight.

     5.03. CONTINUING COVENANTS. Each of the covenants contained in the Consent Agreement (as defined in the Purchase Agreement) shall continue in effect and be the obligation of Meadows even if Company assumes the rights and obligations of the sublessor under the Sublease as contemplated in Paragraph 4 of the Consent Agreement.

     5.04. COMPANY ENFORCEMENT OF SUBLEASE. Meadows acknowledges and agrees that Company shall have the right, but not the obligation, to enforce performance of the Sublease by Meadows, and such right shall be independent of Meadow's obligations hereunder. No action by Company to enforce the Sublease shall act to release, suspend or otherwise affect in any manner the obligations of Meadows to make the payments to Company provided in
Section 4.02 above.

     5.05. SIGNAGE. The parties acknowledge that Company is currently providing two signage locations off the Subleased Premises for identification by Meadows of Amphitheater attractions. Meadows acknowledges that Company may develop or otherwise utilize property which it owns in the vicinity of the Subleased Premises in a manner which makes it necessary or desirable, in Company's sole judgment, to remove such signs from their present locations. Therefore, from time to time during the term of this Agreement, and during the term of the New Ground Lease, Company shall have the right to cause Meadows to relocate such signage to other locations to be provided by Company, at no cost or expense to Company. Furthermore, Meadows shall make no changes in the present signs without first obtaining Company's prior written consent. Any new signs, or signs to be relocated as aforementioned, shall be subject to Company's prior written approval as to size, design, location, and esthetics, and Meadows shall be responsible for obtaining any and all zoning or other land use entitlements necessary in order to maintain or relocate such signs, at no cost or expense to Company.

     5.06. FENCING AND LANDSCAPING. Company acknowledges that the Subleased Premises are currently bounded by a chain link fence erected by Meadows, and that portions of said fence have been screened by landscaping. Meadows hereby agrees that, from time to time during the term of this Agreement and the New Ground Lease, in the event Company undertakes the sale, lease or development of property in the vicinity of the Subleased Premises, Company shall have the right to require that Meadows plant suitable and adequate additional landscape screening of said fence in locations where such fence is not currently landscaped and which are visible from such development on property owned by Company as of the date hereof; provided, however, that such landscaping shall not exceed Ten Thousand Dollars ($10,000) unless Company shall agree to pay for any cost in excess thereof. In addition, in the event Company undertakes the sale, lease or development of property adjacent to the Subleased Premises, Company shall have the right to construct fencing or walls between the Subleased Premises and the adjacent property (such as, block wall, stucco, brick or other architectural fencing), and, in such event, Meadows agrees to pay Company one-half (1/2) of the costs and expenses incurred in the design and construction of such walls or fencing within thirty (30) days following written demand therefor from Company, accompanied by reasonable supporting documentation for the costs and expenses incurred by Company; provided, however, that the portion of the cost of such fencing to be borne by Meadows shall not exceed Twenty-Five Thousand Dollars ($25,000) unless Company shall agree to pay for any cost in excess thereof. In connection with the limitation on the cost of both the landscaping and fencing to be incurred by Meadows pursuant to this Section 5.06, the aforementioned limits shall be increased annually from the day hereof by any percentage increase in the Consumer Price Index, All Urban Consumers, All Items, Los Angeles-Long Beach-Anaheim, California Area, 1982-84 = 100.

                                   ARTICLE VI

                                BOOKS AND RECORDS

     6.01. RECORDS. Meadows shall keep and maintain, and shall require its subtenants and concessionaires, if any, to keep and maintain, at the Subleased Premises, or at such other place as Company may approve in writing, complete and accurate books of account and records of all trade or business activity conducted on, at or from the Subleased Premises. Such records shall be kept in accordance with generally accepted accounting principles (GAAP) consistently applied and shall include, but not be limited to, all purchases and receipts of merchandise, services, fees and expenses paid for or on account of performing artists or acts, inventories, goods, services, and all sales and other transactions from which Meadows' gross sales, expenditures, and net operating profit or loss can be determined. Such records shall also include complete internal accounting controls and written documentation of such internal control procedures. Meadows agrees to document and record all sales, purchases, loans, borrowings, and business transactions of any kind, at the time each such transaction is made. Meadows shall keep all original books and records relating to transactions taking place in a calendar year for at least three (3) years following the end of such calendar year. Such records shall include, but not be limited to, (i) daily dated register tapes, (ii) serially numbered sales slips,
(iii) settlement report sheets of transactions with sublessees, concessionaires, licensees, and performing acts, (iv) receipts or other records of all leases, licenses, contracts, documents, and instruments entered into by Meadows with respect to any activity on the Subleased Premises, (v) duplicate bank deposit slips and bank statements, (vi) all state and federal sales and occupation tax returns, and (vii) such other records as would normally be required to be kept and examined by an independent accountant in accordance with accepted auditing practices in performing an audit of Meadows' gross sales, and net operating profit and loss.

     6.02. COMPANY INSPECTION RIGHTS. All books, records and documents maintained by Meadows pursuant to Section 6.01 above shall be available for inspection and copying by Company at any time during normal business hours.

     6.03. REPORTS.

     (a) ANNUAL PROJECTIONS. Meadows shall prepare and deliver to Company on or before March 31 of each calendar year, a pro forma and operating plan for all activities to be conducted on the Subleased Premises during the then current calendar year (the "Annual Projection"). The Annual Projection shall set forth Meadows' analysis of anticipated gross receipts, and net operating profit and loss for each quarter of the ensuing calendar year.

     (b) QUARTERLY UPDATES. On July 31 and October 31 of each year, Meadows shall submit to Company a revised Annual Projection for the current calendar year which shall include actual financial performance, including gross receipts, and net operating profit or loss through the close of the preceding calendar quarter.

     (c) CLOSING ANNUAL REPORT. On February 28 of each calendar year, Meadows shall submit a Closing Annual Report of its actual financial performance during the preceding calendar year which shall show the actual totals of gross receipts, and net operating profit or loss for that preceding year.

     6.04. AUDIT. At any time within three (3) years after receipt of any Annual Projection, quarterly updates, or Annual Report (a "Report") furnished to it by Meadows, and upon five (5) days' prior written notice to Meadows, Company may cause a special audit to be made of Meadows' business affairs and records relating to the Subleased Premises for the period covered by such Report. The cost of such audit shall be paid by Company.

                                   ARTICLE VII

                                    NEW LEASE

     7.01. AGREEMENT TO ENTER INTO NEW LEASE. Company and Meadows hereby agree to enter into the New Ground Lease of the Subleased Premises effective the Termination Date; provided however, that if the Termination Date occurs pursuant to Section 3.01(c), other than concurrently with termination of the Master Lease, or Section 3.01(d), this Agreement shall terminate and Company shall have no obligation to enter into the New Ground Lease, and all rights on Meadows hereunder shall automatically terminate. The Subleased Premises are referred to in the New Ground Lease as the "Premises."

     7.02. CONDITIONS PRECEDENT.

          (a) Company shall have no obligation to enter into the New Ground Lease at any time Meadows is in default under any material provision of this Agreement, or any agreement or document incorporated herein by reference.

          (b) Company shall have no obligation to enter into the New Lease unless and until Meadows shall have either (i) obtained approval of and filed for record a final subdivision or parcel map (the "Map") creating the Premises as one or more separate legal lots pursuant to the Subdivision Map Act of the State of California (Government Code ss.66410-66458.99) (the "Map Act"), as hereafter supplemented or revised, and the local rules and regulations promulgated thereunder from time to time, or (ii) obtained an exception to the Map Act. Company makes no representations or warranties that the Map and/or other land use approvals and entitlements required in connection with obtaining the approval and recordation of the Map, can be obtained by Meadows; provided, however, that Company agrees that it will reasonably cooperate with Meadows in the application for and processing of such Map with the County of Orange in order to record such Map prior to the Commencement Date of the New Lease. All costs and expenses incurred or paid by Company from time to time in connection with the preparation, filing and processing of the Map shall be reimbursed by Meadows to Company from time to time within thirty (30) days after demand therefor from Company, accompanied by reasonable supporting documentation of such costs and expenses.

     7.03. PROCEDURE FOR EXECUTING NEW GROUND LEASE. Within five (5) days following the Termination Date pursuant to Sections 3.01(a), (b), or (c) if such termination occurs concurrently with termination of the Master Lease, Meadows shall execute, date and deliver to Company, three copies of the New Ground Lease, together with (i) all payments which may then be due and payable under this Agreement through the Termination Date, including, without limitation, the AIS Purchase Price, and (ii) all payments due and payable under the New Ground Lease as of the commencement date of the New Ground Lease. Company shall, as soon as reasonably possible thereafter, execute the three copies of the New Ground Lease tendered by Meadows and return one fully executed copy to Meadows.

     7.04. TERMINATION OF AGREEMENT. In the event of any breach or violation by Meadows of any provision of this Agreement which is not cured within the time period specified for such cure in Section 8.01, then Company, in addition to any other rights or remedies it may have hereunder or by law or equity, shall have no further obligation hereunder to enter into the New Ground Lease, and thereafter Company shall have no further liability or responsibility under this
Article VII.

     7.05. NO ASSIGNMENT. Meadows may not assign its rights under this Agreement without the express prior written consent of Company, which consent may be withheld by Company in its sole discretion. Any such attempted assignment made in violation of this Section 7.05 shall be null and void.

     7.06. PROHIBITION AGAINST RECORDATION. Meadows shall not cause or allow this Agreement or a short form memorandum or assignment hereof to become of record in any public office without Company's prior written consent, which consent may be withheld in Company's sole discretion.

     7.07. ACCEPTANCE OF PREMISES. The parties acknowledge that Meadows is currently in possession of the Subleased Premises, that Meadows has made certain improvements thereon including the construction of the Amphitheater and related facilities, and that in the course of such possession and activities Meadows has become fully familiar with the condition of the Subleased Premises. Meadows has made such investigation of title to the Subleased Premises as it deems appropriate and has entered into this Agreement without representation or warranty as to title as of the date hereof or any subsequent date. Meadows acknowledges that Company has retained in the Master Lease the right to convey easements and other interests in the Subleased Premises for the term of the Master Lease and enters into this Agreement subject to all such easements and interests which Company may reasonably grant during the remaining term of the Master Lease, and all such other conditions as may be contained in the Master Lease. Meadows shall take its leasehold interest in the Subleased Premises subject to matters then of record or apparent. Meadows acknowledges and agrees that except as expressly provided in this Agreement or the New Ground Lease, (i) Meadows has satisfied itself as to the condition of the Subleased Premises and its suitability for the purposes intended by Meadows (including, but not limited to, soil and geological conditions, drainage, acreage, topography, climate, air, mineral or water rights, access, grading or other site work, utilities, title condition, private or governmental use restrictions, present or future zoning, subdivision, coastal or environmental regulations, or the necessity or availability of any governmental approvals for the sale, use or development of the Subleased Premises or any litigation or other formal controversy concerning any or all of the above); (ii) that Meadows will lease the Subleased Premises "AS IS," in its then present state and condition; and (iii) that Meadows will rely solely upon its own inspection and investigations and not upon any representation, warranty, statement, study, report, description, guideline or other information or material made or furnished by Company or its representatives, whether written or oral, express or implied, of any nature whatsoever regarding any of the foregoing matters.

     7.08. GOVERNMENTAL PERMITS. So long as Meadows is not in breach of any provision of this Agreement, it may elect at any time and at its sole cost and expense to apply for and obtain any or all approvals required from the applicable governmental authorities having jurisdiction, for the purpose of developing the Subleased Premises for purposes permitted by the Sublease or the New Ground Lease. Prior to submitting any applications, proposals, plans, exhibits, maps, reports, requests, questionnaires, responses or other documents (collectively, the "Documents") to any governmental agency, Meadows shall first obtain Company's prior written approval in concept of all development proposals for the Subleased Premises contemplated under such Documents and thereafter shall submit to Company copies of all such Documents for the review and information of the Company. Company shall be deemed to have given its approval in concept of all such matters unless it shall give Meadows written notice within thirty (30) days after receipt thereof specifying in reasonable detail each item which Company disapproves.

                                  ARTICLE VIII

                             DEFAULTS AND REMEDIES

     8.01. DEFAULTS. The occurrence and subsequent failure to cure within the specified cure period, if any, of any one or more of the following events shall constitute an event of default under this Agreement:

     (a) The failure of Meadows to submit any Annual Projection, quarterly update or closing annual report as required by Section 6.03 when due, provided that Company shall give Meadows ten (10) days' prior written notice of such failure before taking any remedy for such default.

     (b) The failure of Meadows to pay any amount as required by this Agreement, within ten (10) days after written notice by Company to Meadows of such failure.

     (c) The breach of any representation or warranty made herein by Meadows or any person executing this Agreement on behalf of Meadows without any requirement of cure period or the giving of notice of default prior to Company seeking a remedy therefor.

     (d) The failure of Meadows to observe or perform any term, covenant, promise or agreement on its part to be observed or performed under this Agreement, the Sublease or any other document, instrument or agreement incorporated herein by reference, other than a default as specified in (a), (b) or (c) above, which failure shall continue for a period of thirty (30) days after written notice thereof from Company to Meadows; provided, however, that if the nature of Meadows' default is such that more than thirty (30) days are reasonably required for its cure, then Meadows shall not be deemed in default if Meadows shall commence such cure within such thirty (30) day period and thereafter diligently prosecute such cure to completion.

     (e) (i) The making by Meadows of any general assignment for the benefit of creditors; (ii) the filing by or against Meadows of a petition to have Meadows adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Meadows, the same is dismissed within ninety (90) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Meadows' assets located at the Subleased Premises or of tenant's interest in the Sublease or this Agreement, where possession is not restored to Meadows within thirty
(30) days; (iv) the attachment, execution or other Judicial seizure of substantially all of Meadows' assets located at the Subleased Premises or of Meadows' interest in the Sublease or this Agreement whether such seizure is not discharged within ninety (90) days; or (v) Meadows' convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts.

         8.02.    REMEDIES.

     (a) Upon any event of default as defined in Section 8.01 above, Company may, in addition to the exercise of any remedy available to it at law or equity:
(i) terminate this Agreement in the manner provided in Section 7.05; (ii) terminate the Sublease if Company is the Sublessor at the time of default, or if notice of default is required hereunder, at the time such notice of default is given; and (iv) take any other action or remedy as provided elsewhere in this Agreement.

     (b) An termination of this Agreement shall not relieve Meadows from payment of any sum due and owing pursuant to Section 4.02, and the remaining balance of such AIS Purchase Price shall be immediately due and payable by Meadows to Company. Any termination of this Agreement shall not relieve Meadows from any claim for damages accruing against Meadows under this Agreement, and any such termination shall not prevent Company from enforcing the payment of any such claim for damages by any remedy provided for by law, or from recovering damages from Meadows for any default hereunder. All rights and remedies of Company contained in this Agreement shall be construed to any cumulative, and no one of them shall be exclusive of the other, and Company shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Agreement. No waiver by Company of a breach of any of the covenants, conditions or restrictions of this Agreement shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other covenant, condition or restriction herein contained.

                                   ARTICLE IX

                              OFFSITE IMPROVEMENTS

     9.01. OFFSITE IMPROVEMENTS. The parties acknowledge and agree that all Offsite Improvements (as defined in the Purchase Agreement) have been completed and the costs thereof allocated and paid by Meadows and Company in accordance with the Purchase Agreement.

                                   ARTICLE X

                          ASSIGNMENT AND HYPOTHECATION

     10.1. HYPOTHECATION.

     (a) Notwithstanding any other provision of this Agreement to the contrary, Meadows shall have the right, subject to Company's written consent, which consent shall not be unreasonably withheld, to execute, acknowledge and deliver an assignment, mortgage, deed of trust or other instrument hypothecating all or any portion of its interest In this Agreement to secure any bona fide loan or loans to Meadows; provided, however, that any such encumbrance shall be subject and subordinate to all of Company's rights, title and interest in and to the Subleased Premises and Company's rights under this Agreement. Any such mortgage or deed of trust or assignment shill specifically provide: (i) that in the event of a default by Meadows thereunder, Company shall have the right at its option (but shall not be required) to cure such default; and (ii) that no action shall be taken by the lender to foreclose upon any such mortgage, deed of trust or assignment until at least thirty (30) days after such lender shall have notified Company in writing of any default by Meadows at the address specified herein for notices or otherwise designated by Company to said lender. The rights of any such encumbrancer shall be subject to all of the terms and provisions of this Agreement (as the same may be amended from time to time). The making of any such encumbrance shall not relieve Meadows of any obligation or liability hereunder and shall not render any such encumbrancer liable to perform or satisfy any of the terms or provisions of this Agreement unless such encumbrancer acquires, by foreclosure or otherwise, Meadows' interest hereunder, in which case it shall be liable for the performance of the terms and provisions hereof to be performed by Meadows during the term of this Agreement, including, without limitation, the payment of interest as provided herein on any sums that are required to be paid by Meadows under this Agreement. Any purchaser of Meadows' interest hereunder upon foreclosure or under power of sale shall succeed to the rights of Meadows hereunder, including possession of the Subleased Premises, and shall be liable for the performance of the terms and provisions hereof to be performed by Meadows during the term of this Agreement. Meadows shall furnish Company at the time of such encumbrance a complete copy of all documents and agreements evidencing such encumbrance or executed in connection therewith.

     (b) Company shall not have any obligation to deliver to Meadows' encumbrancer any notices delivered by Company hereunder unless and until Company shall receive a request for such notices from the encumbrancer together with the encumbrancer's address for notices.

     10.02. ASSIGNMENT.

     (a) Except as provided in Section 10.01, Meadows shall not either voluntarily or involuntarily, by operation of law, under legal process, through receivership or bankruptcy, or otherwise in any manner assign, sell, encumber, pledge or otherwise transfer all or any part of Meadows' interests (collectively, "Assignment") under this Agreement without Company's prior written consent in each instance, which consent may be withheld by Company in its sole discretion without reference to any objective standard or any standard of good faith or fair dealing applied to the facts and circumstances of any withholding of consent by Company, it being the express understanding of the parties that the identity of Meadows and its principals is a material and determining factor in Company's willingness to enter this Agreement and that Company would not enter this Agreement but for Meadows' agreement to limit assignments as herein provided. The hypothecation, sale, assignment or other transfer (whether voluntary or involuntary, by operation of law, under legal process, through receivership or bankruptcy, or otherwise in any manner) of (i) any partnership interests in Meadows in the aggregate in excess of twenty-five percent (25%), or (ii) any portion of the partnership interest of Audrey & Jane, Inc, a California corporation, IMA Investment Corporation, a California Corporation, Shelli Meadows, Inc., a California corporation, or Paul Hegness in Meadows, or (iii) any interest of Donald M. Koll in IMA Investment Corporation, or Irving Azoff in Shelli Meadows, Inc., or Robert E. Geddes in Audrey & Jane, Inc., shall be deemed an Assignment within the meaning of this Section 10.02. Meadows hereby represents and warrants that the copies of its partnership agreement previously delivered to Company are true, correct and complete copies and accurately reflect the partnership interests of each partner therein. Meadows agrees to reimburse Company for Company's reasonable costs and attorneys' fees incurred in connection with the processing and documentation of any requested assignment, transfer, or hypothecation of this Agreement or Meadows' interests hereunder. Any attempted assignment made in violation of this Section 10.02 shall be null and void, it being the intent of the parties that Meadows shall have nether the right nor the power to make an assignment in violation of this Section.

     (b) If the above limitation on Meadows' right to assign any interest hereunder is declared or rendered unenforceable or invalid for any reason or to any extent, then the parties agree that Paragraph 5(b)(i) of the New Ground Lease shall be amended to provide for the payment of Percentage Rent in the amount, if any, by which fifteen percent (15%) Of Tenant's Gross Sales during a Lease Year exceeds the Minimum Rent paid by Tenant for such period.

                                   ARTICLE XI

                                 MISCELLANEOUS

     11.01. SEPARABILITY. Any provision of this Agreement which shall prove to be invalid, void or illegal shall In no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect.

     11.02. LATE PAYMENTS. Except as otherwise specifically provided in this Agreement, any amount due from Meadows to Company hereunder which is not paid to Company when due shall bear Interest at the lesser of 18% per annum or the maximum rate of interest then permitted by applicable usury law, accruing from the date due until the same is fully paid. Payment of such interest shall not excuse or cure any default by Meadows.

     11.03. TRIAL WITHOUT JURY.

     MEADOWS AND COMPANY EACH ACKNOWLEDGE THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTIONS OF THE UNITED STATES AND THE STATE OF CALIFORNIA. EACH PARTY EXPRESSLY AND KNOWINGLY WAIVES AND RELEASES ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND/OR ANY CLAIM OF INJURY OR DAMAGE.


/s/ [ILLEGIBLE]
--------------------------------               ---------------------------------
Meadow's Initials                              Company's Initials

     11.04. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Agreement in which time of performance is a factor.

     11.05. HEADINGS. The article and section captions contained in this Agreement are for convenience only and shall not be considered in the construction and interpretation of any provision hereof.

     11.06. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Agreement and the Exhibits hereto contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Agreement, and all preliminary negotiations, agreements or understandings pertaining to any such matter, except those contained herein, shall not be effective for any purpose. Meadows acknowledges that Company has made no representations, promises or guarantees, either by verbal statement or by its conduct, upon which Meadows has relied except for those that are expressly contained in this Agreement or in any exhibit attached hereto. No person, firm or corporation has at any time had any authority from Company to make any representations on behalf of Company. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

     11.07. NOTICES. Any notice, consent or approval ("notice") required or permitted to be given hereunder shall be in writing and may be served personally or by mail. If served by mail it shall be addressed to Meadows or Company, as the case may be, as follows:

         To Company:                        Irvine Industrial Company
                                            c/o The Irvine Company
                                            550 Newport Center Drive
                                            Newport Beach, CA 92660
                                            Attn: Vice President-Operations

         With copy to:                      The Irvine Company
                                            2 Park Plaza
                                            Irvine, California
                                            Attn: General Counsel

          and:                              O'Melveny & Myers
                                            Suite 1700
                                            610 Newport Center Drive
                                            Newport Beach, CA 92660
                                            Attn: Lowell C. Martindale, Jr.

         To Meadows:                        Irvine Meadows Amphitheater
                                            c/o The Koll Company
                                            4343 Von Karman Avenue
                                            Newport Beach, CA 92660
                                            Attn: Mr. Syd Buck

         With copy to:                      Audrey & Jane, Inc.
                                            c/o Robert E. Geddes
                                            Suite 206
                                            17835 Venture Boulevard
                                            Encino, CA 91336

                                            Shelli Meadows, Inc.
                                            c/o Irving Azoff
                                            Suite 205
                                            345 No. Maple Drive
                                            Beverly Hills, CA 90210

                                            Paul C. Hegness
                                            Good, Wildman, Hegness & Walley
                                            5000 Campus Drive
                                            Newport Beach, CA 92660

Any notice which is personally served shall be effective upon service; any notice given by mail shall be deemed effectively given three (3) days after deposit in the United States mail, registered or certified, postage prepaid and addressed as specified above. Either party may by written notice to the other from time to time specify a different address for notice purposes.

     11.08. BROKERS. Meadow warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Agreement or the Option contained herein, and hereby expressly agrees and covenants to hold Company harmless and to defend Company from any claims, threatened or asserted, by any broker, finder or agent claiming under or through Meadows in connection with the negotiation and execution of this Agreement.

     11.09. WAIVERS. No waiver of any provision of this Agreement shall be deemed to be a waiver of any other provision hereof. Consent to or approval of any act by one of the parties hereto shall not be deemed to render unnecessary the obtaining of such party's consent to or approval of any subsequent act.

     11.10. LIENS.

     (a) Meadows shall do all things reasonably necessary to prevent the filing of any mechanics' or other liens against the Subleased Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Meadows, or anyone holding the Subleased Premises, or any part thereof, through or under Meadows. If any such lien shall at any time be filed against the Subleased Premises, Meadows shall either cause the same to be discharged of record within twenty (20) days after the date of filing of the same or, if Meadows in its discretion and in good faith determines that such lien should be contested, shall furnish such security as may be necessary or required to (i) prevent any foreclosure proceedings against the Subleased Premises during the pendency of such contest, and (ii) cause Ticor Title Insurance Company or other mutually satisfactory title company to remove such lien as a matter affecting title to the Subleased Premises on a preliminary title report or title policy issued with respect to the Subleased Premises.

     (b) Nothing contained herein shall imply any consent or agreement on the part of Company to subject Company's estate to liability under any mechanics' or other lien law. Meadows shall give Company adequate opportunity and Company shall have the right to post such notices of non-responsibility as are provided for in the mechanics' lien laws of California.

     11.12. SUBORDINATION. This Agreement may, at Company's option, be subordinate to any mortgage or deed of trust that may exist or hereafter be placed upon the Subleased Premises or any part thereof and to any and all advances to be made thereunder and to the interest thereon and to all renewals, replacements and extensions thereof. Meadows shall, upon written demand by Company, execute such instruments as may be required at any time and from time to time to subordinate the rights and interests of Meadows under this Agreement to the lien of any such mortgage or deed of trust, or if requested by Company, to subordinate any such mortgage or deed of trust to this Agreement; provided, however, that Meadows shall, in the event any proceedings are brought for the foreclosure of any such mortgage or deed of trust, attorn to the purchaser upon foreclosure sale or sale under power of sale, and shall recognize said purchaser as the holder of Company's interests under this Agreement, and so long as Meadows is not in default hereunder, such foreclosure shall not terminate this Agreement or otherwise affect Meadows' rights hereunder. Upon the written request of Meadows, Company shall use its best efforts to obtain from any such encumbrancer an instrument in form reasonably required by such encumbrancer in recordable form providing that so long as Meadows is not in default hereunder, no foreclosure, sale under power of sale or deed in lieu of foreclosure under such encumbrance shall terminate this Agreement or otherwise affect Meadows' rights hereunder.

     11.13. FORCE MAJEURE. Each party hereto shall be excused from performing any of its respective obligations or undertakings provided in this Agreement for so long as the performance of such obligation is prevented or delayed by an act of God, fire, earthquake, flood, explosion, extraordinary actions of the elements, war, invasion, insurrection, riot, mob violence, sabotage, general shortage of materials in the open market, failure of transportation, strike or lockout. The foregoing shall not, however, apply to any obligation of either party to pay money under any provision of this Agreement.

     11.14. PARTNERSHIP AUTHORITY. Each individual executing this Agreement on behalf of Meadows represents and warrants that the execution and delivery of this Agreement on behalf of Meadows is duly authorized, is in accordance with its partnership agreement and that this Agreement is binding upon Meadows in accordance with its terms.

     11.15. SAFETY AND HEALTH. Meadows covenants at all times during the term of this Agreement to comply with the requirements of the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq. and any analogous legislation in California (collectively, the "Act"), to the extent that the Act applies to the Subleased Premises and any activities thereon. Without limiting the generality of the foregoing, Meadows covenants to maintain all working areas, all machinery, structures, electrical facilities and the like upon the Subleased Premises in a condition that fully complies with the requirements of the Act, including such requirements as would be applicable with respect to agents, employees or contractors of Company who may from time to time be present upon the Subleased Premises. Meadows agrees to defend, indemnify and hold harmless Company from any liabilities, claims or damages arising as a result of a breach of the foregoing covenant and from all costs, expenses and charges arising therefrom including, without limitation, attorneys' fees and court costs incurred by Company in connection therewith.

     11.16. HAZARDOUS MATERIALS. Meadows shall not engage in any activity on or about the Subleased Premises that violates any environmental law, and shall promptly, at Meadow's sole cost and expense, take all investigatory and/or remedial action required or ordered by any governmental agency or environmental law for clean-up and removal of any contamination involving any hazardous materials created or caused directly or indirectly by Meadows. The term "environmental law" shall mean any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environmental conditions on, under or about the Subleased Premises, including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C., ss.9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C., ss.6901 et seq.; (iii) California Health and Safety Code, ss.25100 et seq.; (iv) The Safe Drinking Water and Toxic Enforcement Act of 1986, California Health and Safety Code, ss.25249.5 et seq.; (v) the Federal Water Pollution Control Act, 33 U.S.C., ss.1317 et seq.; (vi) California Water Code, ss.1300 et seq.; and
(vii) California Civil Code, ss.3479 et seq., as such laws are amended, and the regulations and administrative codes applicable thereto. The term "hazardous materials" includes, without limitation, any material or substance which is (i) defined or listed as a "hazardous waste or "hazardous substance" or considered a waste, condition of pollution or nuisance under the environmental laws; (ii) petroleum or a petroleum product or fraction thereof; (iii) asbestos; and/or
(iv) substances declared by the State of California to cause cancer and/or reproductive toxicity. It is the intent of the parties hereto to construe the terms "hazardous materials" and "environmental laws" in their broadest sense. Meadows shall provide all notices required pursuant to the Safe

Drinking Water and Toxic Enforcement Act of 1986, California Health and Safety Code, ss.25249.5 et seq.

     11.17. ENVIRONMENTAL INDEMNIFICATION. Meadows hereby agrees to indemnify, protect, defend (with attorneys acceptable to Company), and hold harmless Company, and any successors to all or any portion of Company's interest in the Subleased Premises, and their respective directors, officers, partners, employees, agents, representatives, affiliates, subsidiaries, and lenders, from and against any and all liabilities, losses, damages (including, without limitation, damages for loss or restriction on use of the Subleased Premises or any improvements constructed thereon, and damages arising from any adverse impact on marketing of the Subleased Premises, or any improvements thereon or any space within such improvements, and diminution in the value of the Subleased Premises, or any improvements located thereon), judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including, without limitation, reasonable attorney's' fees, disbursements and charges, court costs and other professional or consultant fees, charges and expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the presence, use, generation, storage, treatment, on or off site disposal or transportation of hazardous or toxic materials, substances or wastes on, into, from, under or about the Subleased Premises by Meadows, its agents, employees, contractors, licensees or invitees, and specifically including the cost and expense of any required, necessary or desirable repair, restoration, clean-up (including, without limitation, the costs of investigation, study and removal of such materials, substances or wastes), or detoxification of the Subleased Premises, or any improvements located thereon, and the preparation of any closure or other required plans, whether or not such action is required, necessary or desirable during the term of this Agreement or after expiration thereof, except to the extent (i) caused by the active negligence or willful misconduct of Company, (ii) caused by the migration of such materials, substances or wastes onto or under the Subleased Premises from off site locations, or (iii) exist on the Subleased Premises as of the Original commencement date of the Sublease.

     11.18. SURVIVAL OF INDEMNITIES. The obligations of the indemnifying party under each and every indemnification and hold harmless provision contained in this Agreement shall survive the expiration or earlier termination of this Agreement to and until the last to occur of (a) the last date permitted by law for the bringing of any claim or action with respect to which indemnification may be claimed by the indemnified party against the indemnifying party under such provision or (b) the date on which any claim or action for which indemnification may be claimed under such provision is fully and finally resolved and, if applicable, any compromise thereof or judgment or award thereon is paid in full by we indemnifying party and the indemnified party is reimbursed by the indemnifying party for any amounts paid by the indemnifying party in compromise thereof or upon a judgment or award thereon and in defense of such action or claim, including reasonable attorneys' fees incurred.

     11.19. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement or any document, instrument or agreement incorporated herein by reference, or to seek damages for the breach of any provision thereof, or where any provision of this Agreement is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     11.20. NO PARTNERSHIP. Nothing contained in this Agreement is intended to be, nor shall it be construed to be, the formation of a partnership or joint venture between Company and Meadows.

     11.21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together constitute one and the same instrument.

     11.22. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     11.23. PAYMENT OF COSTS. Concurrently with the execution hereof, Meadows agrees to pay Company a sum equal to Company's attorneys' fees and charges incurred in connection with the preparation and negotiation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

IRVINE MEADOWS,                              THE IRVINE COMPANY,
a California general partnership             a Michigan corporation

By:       IMA Investment Corporation,        By:
          a California corporation              --------------------------------
          General Partner                           Richard G. Sim
                                                    Vice President


          By: /s/ Donald M. Koll             By:
             ------------------------           --------------------------------
             Donald M. Koll                         Robert E. Williams, Jr.
             President                              Assistant Secretary

By:       Audrey & Jane, Inc.,
          a California corporation
          General Partner


          By: /s/ Robert E. Geddes
             ------------------------
             Robert E. Geddes
             President

By:       Shelli Meadows, Inc.,
          a California corporation
          General Partner


          By: /s/ Irving Azoff
             ------------------------
             Irving Azoff
             President

By: /s/ Paul C. Hegness
   ----------------------------------
     Paul C. Hegness
     General Partner

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                "EXCLUSIVE AREA"

                                   ----------

A portion of Block 157 of the Irvine Subdivision per map filed in Book 1, Page 88 of Miscellaneous Record Maps of Orange County, California, also being a portion of Parcel 2 of Parcel Map filed in Parcel Map Book 102, pages 30 and 31 of Parcel Maps of Orange County, being described as follows:

Beginning at the most easterly corner of said Parcel 2, said point also being on the existing right-of-way of Irvine Center Drive; thence along said Parcel's southeasterly boundary line South 40(degrees) 37' 51" West 1413.02 feet to the True Point of Beginning; thence along the following courses and distances:

          North 42(degrees) 59' 03" West  584.64 feet;
          South 48(degrees) 58' 37" West  574.67 feet;
          North 42(degrees) 54' 20" West  134.68 feet;
          North 61(degrees) 19' 01" West  229.44 feet;
          North 64(degrees) 24' 06" West  151.07 feet;
          North 46(degrees) 55' 41" West   81.73 feet;
          North 34(degrees) 57' 58" West  147.20 feet;
          North 75(degrees) 05' 05" West  480.32 feet;
          South 02(degrees) 12' 32" West  282.77 feet;
          South 42(degrees) 12' 16" East 1073.44 feet;

to the beginning of a curve being concave to the southwest and having a radius of 1450 feet, a radial to said point bears North 26(degrees) 20' 41" East; thence along the arc of said curve through a central angle of 21(degrees) 03' 20" a distance of 532.86 feet; thence South 42(degrees) 35' 59" East 56.46 feet to the southeasterly boundary line of said Parcel 2; thence along said line North 40(degrees) 37' 51" East 1070.75 feet to the True Point of Beginning.

Said property contains 27.73 acres.

                                      C-16
                                   EXHIBIT A
                To Amended And Restated Agreement Re Ground Lease
                                   Page l of 2

                                LEGAL DESCRIPTION

                                  "COMMON AREA"

                                   ----------

A portion of Block 157 of the Irvine Subdivision per map filed in Book 1, Page 88 of Miscellaneous Record Maps of Orange County, California, also being a portion of Parcel 2 of Parcel Map filed in Parcel Map Book 102, pages 30 and 31 of Parcel Maps of Orange County, being described as and bounded by the following courses:

Beginning at the most easterly corner of said Parcel 2, said point also being on the existing westerly right-of-way of Irvine Center Drive; thence

          North 24(degrees) 49' 27" West 392.61 feet;
          South 13(degrees) 09' 39" Last 158.21 feet;

to the beginning of a curve concave westerly and having a radius of 110.00 feet; thence &lons the are of said curve through a central angle 600 45' 23" a distance of 116.64 feet; thence South 47(degrees) 35' 44" West 175.24 feet, to the beginning of a curve concave Northerly having a radius of 85.00 feet thence along the arc of said curve through a central angle of 112(degrees) 29' 09" a distance of 166.88 feet; thence North 19(degrees) 55' 07" West 726.21 feet; thence

         South 70(degrees) 04' 53" West 239.09 feet;
         North 43(degrees) 01' 39" West 527.07 feet;
         South 47(degrees) 04' 52" West 855.98 feet;
         South 42(degrees) 55' 08" East 225.75 feet;
         South 24(degrees) 51' 44" East 986.12 feet;
         South 42(degrees) 59' 03" East 584.64 feet to

the southeast boundary line of said Parcel 2; thence along said line North 40(degrees) 37' 51" East 1413.02 feet to the Point of Beginning.

Said property is the lease ground known as the "Common Area" and contains 42.62 acres.

                                      C-17
                                   EXHIBIT A
                To Amended And Restated Agreement Re Ground Lease

                                    EXHIBIT C

                                  GROUND LEASE

                                 by and between

                               THE IRVINE COMPANY

                                   as Landlord

                                       and

                                 IRVINE MEADOWS

                                    as Tenant

                              _____________, 199__


                                       C-1
                                   EXHIBIT C
                To Amended And Restated Agreement Re Ground Lease

                                  GROUND LEASE
                        SUMMARY OF BASIC LEASE PROVISIONS

1.   PREMISES:                A portion of Block 157 in the Irvine
                              Subdivision, County of Orange, State of
                              California, commonly known as the "Irvine
                              Meadows Amphitheater" and more particularly described and depicted in Exhibit A and Exhibit B of this Ground Lease.

2.   USE OF PREMISES:         Occupancy and operation of an amphitheater
                              under the trade name "Irvine Meadows
                              Amphitheater" for the purposes of presenting musical and other entertainment events, together with related concession food and beverage services (including sale of alcoholic beverages), and the sale of merchandise associated with use of the amphitheater.

3.   LEASE TERM:              Twenty (20) years or 240 months, plus any
                              period between the Commencement Date and March 1, 1997.

4.   COMMENCEMENT DATE:       __________________________(determined in
                              accordance with Section 7.01 of the Amended and Restated Agreement re Ground Lease dated
                              October 1, 1991)

5.   EXPIRATION DATE:         February 28, 2017

6.   MINIMUM RENT:            $58,333.33 per month payable in advance on
                              the first day of each month, except for any period from the Commencement Date to March
                              1, 1997 when the rent shall be five percent
                              (5%) of Ticket Sales.

7.   PERCENTAGE RENT:         From and after March 1, 1997, to the extent
                              greater than Minimum Rent, the greater of

                              (a) five percent (5%) of Gross Sales from Amphitheater operations (including ticket sales, parking, food and beverage sales, and merchandise sales); or

                              (b) twenty-five percent (25%) of Net
                              Cash Flow from all Amphitheater
                              operations computed before debt
                              service or ground rent.

8.   RENTAL ADJUSTMENT:       Minimum Rent adjusted each five (5) years,
                              commencing with the first such adjustment on March 1, 2002 for the immediately preceding five (5) year period, to reflect CPI increases or decreases, subject to an annual floor of 3% and an annual ceiling of 5%.

9.   PREMISES SIZE:           70.35 acres total
      Exclusive Area:         27.73 acres
      Common Area:            42.62 acres

10.  BROKERS:                 None

11.  ADDRESS FOR PAYMENTS AND NOTICES:

                    Irvine Industrial Company
                    c/o THE IRVINE COMPANY
                    550 Newport Center Drive
                    P.O. Box 1
                    Newport Beach, CA 92663
                    Attention:  Vice President-Operations

                    Irvine Industrial Company
                    c/o THE IRVINE COMPANY
                    P.O. Box 1
                    Newport Beach, CA 92663
                    Attention:  General Counsel

In the event of any conflict or ambiguity between this Summary of Basic Lease Provisions and the Ground Lease to which it is attached, the provisions of the Ground Lease shall govern.

                                  GROUND LEASE

          This GROUND LEASE (the "Lease") is made this ______ day of __________, 199__, between THE IRVINE COMPANY, a Michigan corporation ("Landlord"), and IRVINE MEADOWS, a California general partnership ("Tenant"). Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the following described premises (the "Premises"), subject to all matters of record or apparent, upon the following terms and conditions.

          1. LEASED PREMISES.

          (a) For and in consideration of the rents to be paid and the covenants and conditions to be kept and performed by Tenant, Landlord leases to Tenant, and Tenant hires from Landlord, that certain real property described in Exhibit A and depicted on Exhibit B, each attached hereto and incorporated herein by this reference (said real property and all improvements from time to time constructed thereon being hereinafter referred to as the "Premises"). The Premises totals approximately 70.35 net acres and is composed of two portions designated in Exhibit A and B as the "Exclusive Area" (approximately 27.73 acres) and the "Common Area" (approximately 42.62 acres).

           (b) Tenant's right, title and interest in the Common Area shall consist of the right to use said portion Of the Premises for the sole purpose of (i) providing to Tenant and its customers, licensees and business invitees vehicular and pedestrian ingress to and egress from the parking area over the existing driveway from Irvine Center Drive, (ii) establishing, maintaining and operating parking toll booths for the collection of fees charged by Tenant to its customers, licensees and business invitees for use of the parking area, and (iii) use of the existing parking area. Tenant shall have no right to charge any fee to any person utilizing the driveway or parking area other than in connection with the Amphitheater, and shall have no right to charge any fee to any customer, licensee or business invitee of any person or entity to which Landlord has or will in the future grant any right or license to non-exclusive use of the Common Area.

          (c) Tenant acknowledges that Landlord has granted and conveyed to The Splash, a California limited partnership, certain non-exclusive rights to use portions of the Common Area for parking, ingress and egress in connection with the operation of a water theme amusement park, and that such right and license in not inconsistent with the rights granted Tenant herein.

          2. RESERVATIONS. Landlord hereby reserves the following interests in the Premises:

          (a) Nonexclusive easements on, over, under or across those portions of the Premises not improved with buildings or other structures in existence on the date of this Lease or thereafter constructed in conformity with site plans duly submitted by Tenant and approved by Landlord as provided herein, for the installation, emplacement and maintenance of electric, gas, telephone, data transmission, cable television, water, sanitary sewer lines, drainage facilities or any other utilities, together with the right to enter upon the Premises (without unreasonably interfering with Tenant's reasonable use and enjoyment thereof) in order to service, maintain, repair, reconstruct, relocate or replace any of such utilities, lines or other facilities.

          (b) Nonexclusive easements on, over, under or across the Premises within twenty (20) feet from all property lines bordering on and parallel to any public or private street for the installation, emplacement, replacement, repair, operation and maintenance of any such utilities, lines or other facilities.

          (c) Landlord reserves the right to grant and convey to other persons or entities non-exclusive easements or licenses for use of the Common Area for parking and ingress to and egress from the parking area from Irvine Center Drive; provided, however, that no right or license shall be granted to any other person or entity by Landlord which is inconsistent with the rights granted to Tenant herein.

          3. TERM. As used in this Lease the word "term" shall mean the entire period of time this Lease is in effect, including, but not limited to, any permitted or agreed extension of the original term of the Lease. The term of this Lease shall commence on the Commencement Date as set forth in Item 4 of the Basic Lease Provisions, and end on the Expiration Date, subject, however, to earlier termination as provided in this Lease. The parties shall execute and Landlord shall record a Ground Lease (Short Form Memorandum) in the form attached hereto as Exhibit C or a substantially similar form as is in common use by Landlord at the time of the Commencement Date.

          4. COMMENCEMENT OF RENTAL AND TAXES. Tenant's obligation for the payment of rental as set forth in Paragraph 5 below, and taxes as provided in
Article 3 of the General Conditions to Ground Lease attached hereto and made a part hereof (the "General Conditions"), and all other payments required hereunder, shall commence on the Commencement Date.

          5. RENTAL. Tenant agrees to pay (in lawful money of the United States of America) to Landlord at the address set forth in the Summary of Basic Lease Provisions (or to such other person or entity, or at such other place, as may from time to time be designated by Landlord in writing), without deduction or offset and without prior demand therefore, at the times and in the manner as hereinafter provided, as rental for the use and occupancy of the Premises during the term of this Lease, the following sums:

          (a) MINIMUM RENT.

               (i) Amount. From and after the Commencement Date until February 28, 1997, Minimum Rent shall be five percent (5%) of Ticket Sales (defined below), payable on or before the fifteenth (15th) day following each calendar month during said period. From and after March 1,1997 for the balance of the Lease Term, Tenant shall pay to Landlord, in advance, for each month during the Lease term as "Minimum Rent' the sum of Fifty-Eight Thousand Three Hundred Thirty-Three and 33/100 Dollars ($58,333.33).

               (ii) Payment. Minimum Rent shall be payable on or before the first day of each calendar month. Minimum Rent for any fractional part of a calendar month at the beginning or end of the Lease term shall be a proportionate part of the Minimum Rent for a full calendar month and shall be payable, with respect to any fractional month at the beginning of the term, upon execution of this Lease by Tenant and, with respect to any fractional month at the end of the term, upon the first day of such month.

          (b) PERCENTAGE RENT.

               (i) Amount. In addition to the Minimum Rent, from and after March 1, 1997 Tenant shall pay to Landlord, for each calendar year or partial calendar year during the Lease Term, as "Percentage Rent", the amount, if any, by which the greater of the following exceeds Minimum Rent paid by Tenant during such period:

                    (A) Five percent (5%) of Tenant's Gross Sales (as hereinafter defined) ("Gross Sales Participation"); or

                    (B) Twenty-five percent (25%) of Tenants Net Cash Flow (as hereinafter defined) ("Net Cash Flow Participation").

               (ii) Payment. On or before the fifteenth (15th) day following each calendar month during the Lease term, Tenant shall pay to Landlord, on account of such Percentage Rent, the amount, if any, by which the greater Of (A) Gross Sales Participation, or (B) Net Cash Flow Participation for the preceding calendar month, exceeds the Minimum Rent paid by Tenant for such calendar month. Promptly upon Tenant's submission pursuant to Paragraph 8(b) of its annual certified report of Gross Sales and Net Cash Flow, the parties shall make any adjustment necessary to place the Percentage Rent on a calendar year basis, with Tenant paying any additional amount due to Landlord concurrently with delivery of such report or with Landlord crediting first to Minimum Rent and then to Percentage Rent thereafter becoming due from Tenant, the amount by which sums actually paid by Tenant hereunder exceed the amount of Percentage Rent due from Tenant for such calendar year or partial calendar year.

               (iii) Definition of Gross Sales.

                    (A) The term Gross Sales as used herein means the entire amount collected by Tenant, or any entity affiliated with, controlled by or under common control with Tenant, directly or indirectly, or in which Tenant, or any of its partners, or any entity affiliated with, controlled by or under common control with Tenant, own any interest therein of any nature (whether wholly or partly for cash or on credit, for barter or other disposition of value) for all food and beverage sales, merchandise sold, services performed, or for licenses, tickets of admission, parking charges, or other privileges of attendance or use of the Premises, or for the extension of credit therefor (collectively, "Products") in, at or from any part of the Premises, or through the substantial use of the Premises, by Tenant or anyone acting on Tenant's behalf or under a sublease, license or concession from Tenant, including, without limiting the generality of the foregoing, the amount allowed upon any returns, refunds, exchanges or "trade-ins," the retail price of any Product delivered on redemption of trading stamps or other promotional consideration issued by or on behalf of Tenant or its sublessees, licensees or concessionaires, and all deposits not refunded to purchasers, all without deduction in any case for uncollected or uncollectible credit accounts. There shall also be included in Gross Sales the gross receipts from all electronic, mechanical or other vending devices which are engaged in the sale of Products. Every transaction on a deferred payment basis shall be treated as a sale for the full price at the time such transaction is entered into, irrespective of the time for payment or the time when title passes.

                    (B) The term Gross Sales as used herein shall not include (or, if included, there shall be deducted to the extent of such inclusion) the following: (1) the amount of any cash or credit refund in fact made upon sales of Products, where the Products sold or some part thereof is returned by the purchaser and accepted by Tenant, (2) sales of fixtures or equipment after their substantial use in the conduct of Tenant's business on the Premises, or (3) the amount of any sales, luxury or excise taxes on sales of Products, where such taxes are both added to the selling price (or absorbed therein) and paid to the taxing authorities by Tenant (but not by any vendor of Tenant).

                    (C) If Tenant's Gross Sales are required to be reported on any federal, state or municipal sales tax return or any other similar form of return, and Gross Sales as so reported on any of said returns (adjusted to the Lease definition of Gross Sales) shall exceed the Gross Sales as reported by Tenant, as herein provided, then the Gross Sales shall be taken at the highest figure so reported (adjusted to the Lease definition of Gross Sales). If any governmental authority shall increase the Gross Sales reported by Tenant on any such tax return, after audit, for any calendar year or partial calendar year for which such sales have been reported, then Tenant shall promptly notify Landlord of such increase and pay any additional Percentage Rent due at that time. Tenant shall also pay at that time interest on any such additional Percentage Rent at the rate determined under Section 21.3 of the General Conditions, accurring from the date when the full payment should originally have been made. For purposes of this subparagraph, Gross Sales shall mean, if Tenant reports sales from more than one location on any such return, only that portion of the Gross Sales reported as relate to the Premises, adjusted to the Lease definition of Gross Sales.

               (iv) Definition of Net Cash Flow. The term Net Cash Flow shall be calculated on a Lease Year basis and shall be defined as:

                    (A) The total calendar year Gross Sales of Tenant, excluding receipts which are (1) ownership capital contributions to Tenant, and
          (2) proceeds of loans obtained by Tenant, less the sum of:

                    (B) All cash operating expenses of Tenant incurred and paid in such calendar year, excluding (1) any expense not involving a cash expenditure, such as depreciation, (2) principal and interest payments made or accrued by Tenant ("Debt Payments") in such calendar year on account of loans of any kind or nature obtained by or on behalf of Tenant, and (3) payments of Percentage Rent.

                    (C) In no event shall Net Cash Flow for any period be a negative number which might be offset against earlier or later positive Net Cash Flow or require an offsetting payment by Landlord to Tenant.

               (v) Definition of Ticket Sales. All gross receipts derived from the sale of tickets of admission to the Amphitheater (whether made by Tenant or any of its subtenants, licensees or concessionaires.

          6. RECORDS. Tenant shall keep and maintain, and shall require its subtenants, licensees and concessionaires, if any, to keep and maintain, at the Premises or at such other place as Landlord may approve in writing complete and accurate books of account and records of all trade or business activity conducted on, at or from the Premises. Such records shall be kept in accordance with generally accepted accounting principles (GAAP) consistently applied, and shall include, but not be limited to, all purchases and receipts of merchandise, services, fees and expenses paid for or on account of performing artists or acts, inventories, goods, services, and all sales and other transactions from which Tenant's gross sales, expenditures, net operating profit or loss and Net Spendable Cash Flow can be determined. Such records shall also include complete internal accounting controls and written documentation of such internal control procedures. Tenant agrees to document and record all sales, purchases, loans, borrowings, and business transactions of any kind, at the time each such transaction is made. Tenant shall keep for at least three (3) years following the end of each Lease Year or partial Lease Year all original books and records relating to transactions taking place in such Lease Year which records shall include, but not be limited to, (i) daily dated register tapes, (ii) serially numbered sales slips, (iii) mail orders; (iv) settlement report sheets of transactions with, sublessees, concessionaires, licensees, and performing acts, (v) receipts or other records of all leases, licenses, tickets of admission, contracts, documents, and instruments entered into by Tenant with respect to any activity on the Premises, (vi) duplicate bank deposit slips and bank statements, (vii) all state and federal sales and occupation tax returns, and (viii) such other records as would normally be required to be kept and examined by an independent accountant in accordance with accepted auditing practices in performing an audit of Tenant' Gross Sales, net operating profit and loss, and Net Cash Flow.

          7. LANDLORD'S INSPECTION RIGHTS. All books, records and documents maintained by Tenant pursuant to Paragraph 6 above shall be available for inspection and copying by Landlord at any time during normal business hours.

          8. STATEMENTS OF GROSS SALES.

          (a) Monthly Statements. Tenant shall submit to Landlord, on or before the 15th day of each month, a written statement showing in reasonable detail the Gross Sales in, at or from the Premises for the preceding calendar month.

          (b) Annual Statements. Tenant shall submit to Landlord on or before sixty (60) days following the close of each calendar year a written statement certified by an officer of Tenant and showing in reasonable detail the Gross Sales in, at or from the Premises for the preceding calendar year or partial calendar year.

          9. STATEMENTS OF NET CASH FLOW.

          (a) Annual Projections. On or before March 31 of each calendar year, Tenant shall prepare and deliver to Landlord, a pro forma and operating plan for all activities conducted on the Premises during said calendar year (the "Annual Projection"). The Annual Projection shall set forth Tenant's analysis of anticipated Gross Sales, expenditures, net operating profit and loss, and Net Cash Flow for each quarter of the ensuing calendar year. The parties anticipate that due to the seasonal nature of amphitheater operations there will be little, if any, activity during the first quarter of each calendar year.

          (b) Quarterly Updates. On July 31 and October 31 of each year, Tenant shall submit to Landlord a "Quarterly Update" consisting of a revised Annual Projection for the current calendar year which shall include actual financial performance, including Gross Sales, net operating profit or loss, and Net Cash Flow through the close of the preceding calendar quarter.

          (c) Closing Annual Report. On January 31 of each calendar year, Tenant shall submit to Landlord a Closing Annual Report of its actual financial performance during the preceding calendar year which shall show the actual totals of Gross Sales, net operating profit or loss, and Net Cash Flow for that preceding year.

          10. AUDIT.

          (a) The acceptance by Landlord of payments of Percentage Rent shall be without prejudice to Landlord's right to examine Tenant's books and records in order to verify the amount of Tenant's Gross Sales, expenditures, net operating profit or loss and Net Cash Flow.

          (b) At any reasonable time within three (3) years after receipt of any statement of Gross Sales, Annual Projection, Quarterly Update or Closing Annual Report (a "Report") furnished to it by Tenant, and upon five (5) days' prior written notice to Tenant, Landlord may cause a special audit to be made of Tenant's business affairs and records relating to the Premises for the period covered by such Report. Except as provided in (c) below, the cost of such audit shall be paid by Landlord. Any such special audit performed by a certified public accountant selected by Landlord shall be binding upon Landlord and Tenant.

          (c) If it shall be determined as a result of such audit that there has been a deficiency in the payment of Percentage Rent, then such deficiency shall become immediately due and payable to Landlord with interest from the date when said payment should have been made to the date of payment at the rate provided in Section 21.3 of the General Conditions. If the aforementioned deficiency is in excess of three percent (3%) of the Percentage Rent, theretofore computed and paid by Tenant for the period covered by the audit, Tenant shall also pay to Landlord the cost of the audit.

          (d) Each Report submitted by Tenant shall become binding upon Landlord three (3) years after delivery thereof to Landlord unless within such three
     (3) year period Landlord shall cause such special audit to be commenced.

          11. USE. Tenant shall use the Premises only for the operation of the facilities described in Item 2 of the Basic Lease Provisions, and for no other use or purpose whatsoever without the prior written consent of Landlord, which consent may be withheld by Landlord in its sole discretion. In particular Tenant, on behalf of itself and its approved successors or assigns, agrees to comply with governmental regulations of the City of Irvine and any other governmental body, authority or special district having jurisdiction over all or any portion of the

Premises. A violation of any such provision shall constitute a breach or default hereunder and, subject to the notice and cure provisions of Section 13.1(c) hereof, shall entitle Landlord to exercise the remedies set forth herein or in the General Conditions.

          12. SPECIFIC USE RESTRICTIONS. Unless expressly prior approved in writing by Landlord, which approval may be withheld by Landlord in its sole discretion, Tenant agrees that:

          (a) Noncomplying Uses. Tenant shall not use, develop or attempt to use or develop the Premises or any portion thereof for any purpose other than those purposes expressly permitted under this Lease or expressly allowed (without the benefit of a conditional use permit, zone variance, exception or amendment) under the zoning ordinances of the City of Irvine in effect as of September 15, 1990;

          (b) Zone Changes. Tenant shall not change or attempt any change in zoning, or the obtaining of or application for a conditional use permit, zoning variance or exception or other similar approval with respect to the use or development of the Premises or any portion thereof not expressly allowed under such existing zoning ordinances or expressly permitted under this Lease;

          (C) Noncomplying Structures. Tenant shall not construct or maintain any structure or improvements on the Premises not in full compliance with all requirements of law or as contained herein or in any recorded covenants, conditions and restrictions existing from time to time covering the Premises; or

          (d) Resubdivisions. Tenant shall not effect any change or amendment to any parcel or final map covering the Premises or record any further parcel or final map of the Premises or any portion thereof or facilities thereon, pursuant to California Government Code Sections 66410 et seq., or any similar statute hereafter enacted, and any local ordinances adopted pursuant thereto, or file any applications with any governmental agency with respect thereto.

          (e) Amphitheater Operations.

               (i) the Amphitheater shall have a fixed seating capacity of no more than 16,300 seats. In determining whether to grant or withhold such consent, Landlord may consider the effect of such expanded operations on other property owned by Landlord in the vicinity of the Premises;

               (ii) total ticketed attendance at the Amphitheater shall not exceed 16,300 persons for each performance unless an increase in seating capacity is approved by Landlord, in which event the total ticketed attendance at the Amphitheater shall not exceed the number of fixed seats as so approved by Landlord;

               (iii) performances of any kind at the Amphitheater on any day other than Friday, Saturday or Sunday evenings or holidays shall commence no earlier than 8:00 p.m. and will terminate no later than 12:00 midnight. For purposes of this subpart (c), holidays shall refer to any day when state and national banks and governmental offices are closed in California;

               (iv) all operations at the Amphitheater shall at all times comply with applicable state and local ordinances, laws and regulations, including, without limitation, all such ordinances, laws and regulations pertaining to noise, and shall be compatible with vacant land use designations of governmental agencies having jurisdiction over such land uses; and

               (v) all site plans, grading plans, working drawings and construction plans for any work to be performed at the Amphitheater shall be submitted to Landlord for its approval prior to the commencement of any work on the Premises.

          13. MAINTENANCE OF COMMON AREA. Landlord shall be responsible for reasonable maintenance and upkeep of the Common Area, including, without limitation, paving, striping and sweeping when and as deemed reasonably necessary or desirable by Landlord, maintaining in effect liability insurance in reasonable form and coverage, and payment of property taxes, assessments and utility charges as same become due. Landlord may delegate all or any portion of its maintenance and upkeep responsibilities to any third party, including to any person or entity having the right or license to use the Common Area. Tenant shall reimburse Landlord, at the times and in the manner hereinafter set forth, all costs, charges, fees and expenses paid or incurred by Landlord in connection with the aforementioned maintenance and upkeep (collectively, the "Parking Maintenance Charges"). The Parking Maintenance Charges shall be allocated by Landlord among the persons or entities having the right or license to use the Common Area based upon Landlord's reasonable determination of the relative use of the Common Area by such persons or entities. Landlord shall deliver to Tenant, not later than thirty (30) days prior to the commencement of each calendar year, Landlord's good faith estimate of the Parking Maintenance Charges for the ensuing year and the portion thereof allocated to Tenant. Tenant shall pay such estimated amount of its portion of such charges to Landlord in quarterly installments in advance on the first day of each calendar quarter, commencing on January 1 Of each year. Landlord shall submit to Tenant on or before January 31 following the end of the calendar year a written statement certified by an officer of Landlord and showing in reasonable detail the actual Parking Maintenance Charges for the preceding calendar year or partial calendar year, and the basis of the allocation to Tenant of its portion of such charges. Within thirty (30) days thereafter, Tenant shall pay any sum owing for Parking Maintenance Charges. If the aggregate of the quarterly estimated payments made by Tenant exceed the sum owed by Tenant for such calendar year, Landlord shall reimburse such excess to Tenant within thirty (30) days following delivery Of the annual accounting of Parking Maintenance Charges. Notwithstanding anything to the contrary contained herein, Tenant shall not be liable for payment of any increase in the Parking Maintenance Charges attributable to an increase in the size or change in the design of the parking areas maintained on the Common Area unless such increase in size or change in design (i) is requested by Tenant or
(ii) is required by rules, regulations or ordinances of governmental authorities having jurisdiction over the development and/or use of the Premises; provided, however, that Tenant shall not be liable for payment of any increase in the Parking Maintenance Charges if such change in design or size results from Landlord's change in the use of the Common Area.

          14. GENERAL CONDITIONS. The General Conditions attached hereto are made a part of this Lease and are fully incorporated herein by this reference. In the event of any conflict between the typed portions of this Lease and the General Conditions attached hereto, the typed portions hereof shall prevail. In the event of any conflict between the General Conditions and are recorded covenants, conditions and restrictions existing from time to time covering the Premises, the General Conditions shall prevail.

          15. BROKER COMMISSIONS. Landlord and Tenant each represents to the other that to the best knowledge of each, respectively, no brokerage commission, finder's fee or other compensation of any kind is due or owing to any person or entity in connection with this Lease. Each party agrees to and does hereby indemnify and hold the other free and harmless from and against any and all costs, liabilities or causes of action or proceedings which may be instituted by any other broker, agent or finder, licensed or otherwise, claiming through, under or by reason of the conduct of the Indemnifying party in connection with this Lease.

          16. INTERSTATE LAND SALES FULL DISCLOSURE ACT. Tenant recognizes that the Premises are presently zoned by the appropriate governmental authority for Industrial or commercial development; that the appropriate local authorities have approved access from the Premises to a public street or highway; and that Landlord intends that this Lease qualify for the developer's exemption from the Interstate Land Sales Full Disclosure Act (the "Act") as provided by paragraph 1403(a)(7) thereof contained in 15 United States Code 1702(a)(7). Accordingly, Tenant hereby represents and warrants to Landlord as follows, and agrees to indemnify and hold Landlord entirely free and harmless from all liability for any loss, damage or injury and all costs and expenses (including legal fees) arising from any misstatement contained in the following representation: Tenant is leasing the Premises for the purpose of engaging in the business of constructing commercial or industrial buildings thereon or for the resale or lease thereof to persons or entities engaged in such business.

                                          ----------------------------------
                                          Tenant's Initials

          17. UTILITY CONNECTION FEES AND ASSESSMENTS. Tenant shall be responsible for all connection charges, metering fees and all other assessments or charges of every type whatsoever associated with utility services, except that Landlord shall pay the acreage assessment fees of the Irvine Ranch Water District (the "District') having jurisdiction over the Premises, in effect upon the Commencement Date of the term of this Lease. In the event that such acreage assessment fees payable by Landlord are increased by the District after the Commencement Date, Tenant shall be responsible for paying such increases to the District, but in no event shall Landlord owe any amount to Tenant in the event that such acreage assessment fees are decreased.

          IN WITNESS WHEREOF, the parties hereto have executed this Ground Lease as of the day and year first above written.

"Landlord                               "Tenant"

THE IRVINE COMPANY,                     IRVINE MEADOWS,
a Michigan corporation                  a California general partnership

By: ___________________________         By: IMA investment Corporation,
Its:___________________________           a California corporation
                                          General Partner

By: ___________________________           By:_________________________
Its:___________________________              Donald M. Koll
                                             President

                                        By: Audrey & Jane, Inc.,
                                          a California corporation
                                          General Partner

                                          By:_________________________
                                             Robert E. Geddes
                                             President

                                        By: Shelli Meadows, Inc.,
                                          a California corporation
                                          General Partner

                                           By:________________________
                                              Irving Azoff
                                              President

                                        By:___________________________
                                           Paul C. Hegness
                                           General Partner

                                   EXHIBIT A

                                LEGAL DESCRIPTION

                                "EXCLUSIVE AREA"

                                   ----------

A portion of Block 157 of the Irvine Subdivision per map filed in Book 1, Page 88 of Miscellaneous Record Maps of Orange County, California, also being a portion of Parcel 2 of Parcel Map filed In Parcel Map Book 102, pages 30 and 31 of Parcel Maps of Orange County, being described as follows:

Beginning at the most easterly corner of said Parcel 2, said point also being on the existing right-of-way of Irvine Center Drive; thence along said Parcel's southeasterly boundary line South 40(degrees) 37' 51" West 1413.02 feet to the True Point of Beginning; thence along the following courses and distances:

         North 42(degrees) 59' 03" West  584.64 feet;
         South 48(degrees) 58' 37" West  574.67 feet;
         North 42(degrees) 54' 20" West  134.66 feet;
         North 61(degrees) 19' 01" West  229.44 feet;
         North 64(degrees) 24' 06" West  151.07 feet;
         North 46(degrees) 55' 41" West   81.73 feet;
         North 34(degrees) 57' 58" West  147.20 feet;
         North 75(degrees) 05' 05" West  480.32 feet;
         South 02(degrees) 12' 32" West  282.77 feet;
         South 42(degrees) 12' 16" East 1073.44 feet;

to the beginning of a curve being concave to the southwest and having a radius of 1450 feet, a radial to said point bears North 26(degrees) 20' 41" East; thence along the arc of said curve through a central angle of 21(degrees) 03' 20" a distance of 532.86 feet; thence South 42(degrees) 35' 59" East 56.46 feet to the southeasterly boundary line of said Parcel 2; thence along said line North 40(degrees) 37' 51" East 1070.75 feet to the True Point of Beginning.

Said property contains 27.73 acres.


                                      C-16
                                    EXHIBIT A
                                 To Ground Lease

                               LEGAL DESCRIPTION

                                  "COMMON AREA"

                                   ----------

A portion of Block 157 of the Irvine Subdivision per map filed in Book 1, Page 88 of Miscellaneous Record Maps of Orange County, California, also being a portion of Parcel 2 of Parcel Map filed in Parcel Map Book 102, pages 30 and 31 of Parcel Maps of Orange County, being described as and bounded by the following courses:

Beginning at the most easterly corner of said Parcel 2, said point also being on the existing westerly right-of-way of Irvine Center Drive; thence

         North 24(degrees) 49' 27" West 392.61 feet;
         South 13(degrees) 09' 39" Last 158.21 feet;

to the beginning of a curve concave westerly and having a radius of 110.00 feet; thence &lons the are of said curve through a central angle 600 45' 230" a distance of 116.64 feet; thence South 47(degrees) 35' 44" West 175.24 feet, to the beginning of a curve concave Northerly having a radius of 85.00 feet; thence along the arc of said curve through a central angle of 112(degrees) 29' 09" a distance of 166.88 feet; thence North 19(degrees) 55' 07" West 726.21 feet; thence

         South 70(degrees) 04' 53" West 239.09 feet;
         North 43(degrees) 01' 39" West 527.07 feet;
         South 47(degrees) 04' 52" West 855.98 feet;
         South 42(degrees) 55' 08" East 225.75 feet;
         South 24(degrees) 51' 44" East 986.12 feet;
         South 42(degrees) 59' 03" East 584.64 feet to

the southeast boundary line of said Parcel 2; thence along said line North 40(degrees) 37' 51" East 1413.02 feet to the Point of Beginning.

Said property is the lease ground known as the "Common Area" and contains 42.62 acres.


                                      C-17
                                    EXHIBIT A
                                 To Ground Lease

                                     [MAP]

                                   EXHIBIT C

WHEN RECORDED RETURN TO:

THE IRVINE COMPANY
550 Newport Center Drive
Post Office Box 1
Newport Beach, CA 92660-0015
Attn: Lease Administration:
      Community Development Commission

MAIL TAX STATEMENTS TO:

Irvine Meadows
c/o The Koll Company
4343 Von Karman Avenue
Newport Beach, CA 92660
Attention:  Mr. Syd Buck

APN No. 588-011-19

--------------------------------------------------------------------------------
                  Space above this line for Recorder's use only

                                  GROUND LEASE
                             (Short Form Memorandum)

            1. DATE AND PARTIES. This GROUND LEASE (Short Form Memorandum) is dated as of the _________ day of _______, 199__, and is by and between THE IRVINE COMPANY Michigan corporation ("Landlord"), with its principal office located at 550 Newport Center Drive, Newport Beach, California 92660-0015, and IRVINE MEADOWS, a California general Partnership ("Tenant"), whose address is c/o The Koll Company, 4343 Von Karman Avenue, Newport Beach, California 92660.

            2. PROPERTY AND RENT. Landlord hereby leases to Tenant and Tenant leases from Landlord, at the rental and upon all of the terms and conditions set forth in that certain Ground Lease of even date herewith, between Landlord and Tenant, which is incorporated herein by this reference, that certain real property (the "Premises") located in the County of Orange. State of California, and consisting of an "Exclusive Area" and "Common Area" as more particularly described in Exhibit A and depicted in Exhibit B, each attached hereto and incorporated herein by this reference.


                                      C-19
                                   EXHIBIT C
                                 To Ground Lease

          3. TERM. The Premises is leased for a term (the "Term") of twenty (20) years commencing on the date hereof, and ending on February 28, 2017, subject to earlier termination as provided in the Lease.

          4. USE OF PREMISES. The Lease provides, among other things, that (i) the Exclusive Area is demised for the exclusive use of Tenant to operate on amphitheater in the manner and subject to the limitations more particularly described in the Lease, and (ii) the Common Area is demised for the nonexclusive use of Tenant to park automobiles thereon and is subject to redesignation by Landlord, all as more particularly provided in the Lease.

          5. TAXES. The Lease provides among other things, that Tenant shall pay all or some portion of all taxes, general and special assessments and other charges of every description which during the Term may be levied upon or assessed against the Premises and all interest therein and all improvements and other property thereon, whether belonging to Landlord or Tenant.

          6. ENCUMBRANCES AND TRANSFERS. The Lease provides among other things, that Tenant shall not encumber, assign or otherwise transfer this Lease, or any right or interest hereunder, without the prior written consent and approval of the Landlord, the giving of which consent is subject to certain standards set forth in the Lease. Any such encumbrance, assignment or other transfer without such prior written consent and approval shall be void and shall confer no rights whatsoever.

          7. INCONSISTENCY. Should there be any inconsistency between the terms of this Short Form Memorandum and the Lease incorporated herein, the terms of the incorporated Lease shall prevail.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Ground Lease (Short Form Memorandum), as of the day and year first above written.

THE IRVINE COMPANY,                     IRVINE MEADOWS,
a Michigan corporation                  a California general partnership

By: ___________________________         By: IMA investment Corporation,
    President                             a California corporation
                                          General Partner

By: ___________________________           By:_________________________
    Vice President                           Donald M. Koll
                                             President

                                        By: Audrey & Jane, Inc.,
                                          a California corporation
                                          General Partner

                                          By:_________________________
                                             Robert E. Geddes
                                             President

                                        By: Shelli Meadows, Inc.,
                                          a California corporation
                                          General Partner

                                           By:________________________
                                              Irving Azoff
                                              President

                                        By:___________________________
                                           Paul C. Hegness
                                           General Partner

                                              "Tenant"

STATE OF CALIFORNIA  )
                     ) ss.
COUNTY OF ORANGE     )

          On this ________ day of ___________,in the year 199__, before me, the undersigned, a Notary Public in and for said State, personally appeared __________________________ and ____________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons who executed the within instrument as President and Vice President, respectively, on behalf of the corporation therein named and acknowledged to me that the corporation executed it.

          WITNESS my hand and official seal.

                                     ------------------------------
                                     Notary Public in and for
                                     said County and State

STATE OF CALIFORNIA  )
                     ) ss.
COUNTY OF ORANGE     )

          On this __ day of _________________, in the year 199__, before me, the undersigned, a Notary Public in and for said State, personally appeared Donald
M. Koll personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as President, on behalf of IMA Investment Corporation, a California corporation, being known to me to be a general partner in Irvine Meadows, a California general partnership, the partnership that executed the within instrument and acknowledged to me that IMA Investment Corporation executed the same pursuant to its bylaws or a resolution of its board of directors as such general partner and that Irvine Meadows executed the same.

          WITNESS my hand and official seal.

                                     ------------------------------
                                     Notary Public in and for
                                     said County and State

STATE OF CALIFORNIA  )
                     ) ss.
COUNTY OF ORANGE     )

          On this __ day of _________________, in the year 199__, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert
E. Geddes personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as President, on behalf of Audrey & Jane, Inc., a California corporation, being known to me to be a general partner an Irvine Meadows, a California general partnership, the partnership that executed the within instrument and acknowledged to me that Audrey & Jane, Inc. executed the same pursuant to its bylaws or a resolution of its board of directors as such general partner and that Irvine Meadows executed the same.

          WITNESS my hand and official seal.

                                     ------------------------------
                                     Notary Public in and for
                                     said County and State

STATE OF CALIFORNIA  )
                     ) ss.
COUNTY OF ORANGE     )

          On this __ day of __________, in the year 199__, before me, the undersigned, a Notary Public in and for said State, personally appeared Irving Azoff personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as President, on behalf of Shelli Meadows, Inc., a California corporation, being known to me to be a general partner in Irvine Meadows, a California general partnership, the partnership that executed the within instrument and acknowledged to me that Shelli Meadows Inc. executed the same pursuant to its bylaws or a resolution of its board of directors as such general partner and that Irvine Meadows executed the same.

          WITNESS my hand and official seal.

                                     ------------------------------
                                     Notary Public in and for
                                     said County and State

STATE OF CALIFORNIA  )
                     ) ss.
COUNTY OF ORANGE     )

          On this __ day of __________, in the year 199__, before me, the undersigned, a Notary Public in and for said State, personally appeared Paul C. Hegness, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons who executed this instrument as a general partner, on behalf of the partnership, and acknowledged to me that the partnership executed it.

          WITNESS my hand and official seal.

                                     ------------------------------
                                     Notary Public in and for
                                     said County and State

                                   EXHIBIT D

                               GENERAL CONDITIONS
                                 TO GROUND LEASE

          The following General Conditions To Ground Lease are incorporated in and made a part of that certain Ground Lease dated____________, 199_, by and between THE IRVINE COMPANY, a Michigan corporation, as `Landlord", and IRVINE MEADOWS, a California general partnership, as "Tenant", (the "Lease") as though fully set forth at length therein.

                                    ARTICLE 1

                               TENANT'S OPERATIONS

          The Premises and all improvements constructed and maintained thereon shall be used by Tenant for the use or uses specified in the Lease and for no other use or purpose. Tenant shall not itself use or permit any other person or entity to use the Premises, or any part thereof, for any purposes tending to damage or harm the Premises or any improvements on or adjacent thereto, or the image or attractiveness thereof, or for any improper, offensive or immoral use or purpose, or in any manner which shall constitute waste, nuisance or public annoyance; and Tenant shall conform to, and cause all persons using or occupying any part of the Premises to comply with, all public laws, ordinances and regulations from time to time applicable thereto and to all operations thereon.

                                    ARTICLE 2

                        REQUIREMENTS AS TO IMPROVEMENTS

          2.1 LANDLORD APPROVAL OF IMPROVEMENTS. As used herein, the terms "Improvements" or "structures" shall mean and include without limitation all buildings, outbuildings, seating, lighting and acoustic structures, amphitheater structures, parking or loading areas, roadways or walkways, separate display or storage areas, trackage, fences, walls, poles, signs, exterior lighting, canopies, awnings, antennas, billboards, marquees, hedges, mass or large plantings, and all other structures of any kind located above or below the ground level of any site, and any replacements, additions, repairs or alterations thereto of any kind whatsoever. No Improvement of any nature whatsoever (including but not limited to any alteration or addition to any Improvements existing from time to time) exceeding $25,000 in cost shall be constructed, placed or assembled and maintained on the Premises until Landlord has first approved the exterior design, density, size, appearance and location thereof. For purposes hereof, a work of Improvement shall be deemed to exceed $25,000 in cost, without regard to the actual cost of such work to Tenant, if the full replacement cost of such work on the date the work

                                   EXHIBIT D
                                 To Ground Lease
commences would exceed $25,000 if undertaken by Landlord through independent contractors and/or suppliers. Further, the cost of a proposed work of Improvement shall include all work undertaken or in any manner related to each other, it being the intent of the parties that, for purposes of determining whether Landlord's approval is required under the terms of this Section 2.1, the cost of separate components of related work shall not be separately determined, but the cost of the work shall be estimated as a whole. For example, if Tenant proposes to construct an asphalt parking area with lighting and fencing, the cost of the lighting and fencing shall not be considered separately from the cost of the asphalt parking area. Landlord hereby confirms its approval of the improvements constructed on the Premises and existing as of January 1, 1991. Before commencing any work of Improvement or applying for any governmental permit or approval with respect thereto, Tenant shall first deliver or cause to be delivered to Landlord for approval as provided below, two (2) sets of schematic plans and preliminary specifications including at least grading and drainage plans, exterior elevations, roof plans and site plans, showing in reasonable detail existing topography and proposed type of use, size, land coverage, shape, height, location, material, color scheme and elevation of each proposed Improvement, all proposed ingress and egress to public or private streets or roads, all utilities and service connections, and all proposed landscaping, parking, exterior lighting, signs, cut and fill, finished grade, run-off and concentration points. After such approval by Landlord but prior to commencing any such work, Tenant shall also submit final plans and specifications for any proposed Improvements in the same manner as provided in this paragraph with respect to schematic plans and preliminary specifications. All plans and specifications for grading or Improvements to be submitted to Landlord here under shall be prepared by a duly licensed or registered architect or engineer, as the case may be. Landlord shall not unreasonably withhold its approval of any such plans or specifications. Landlord shall be conclusively deemed to have given its approval therefor unless, within thirty (30) days after all such plans and specifications have been received, Landlord shall give Tenant written notice specifying in reasonable detail each item which Landlord disapproves. Unless so disapproved, Landlord shall endorse its approval on at least one set of plans and return the same to Tenant. Without limiting the generality of the foregoing, Landlord may disapprove any plans which are not in harmony or conformity with other existing or proposed Improvements on or in the vicinity of the Premises, or with Landlord's then existent master utility, circulation or general aesthetic or architectural plans and criteria for the Premises and the general area in which the Premises are located, including but not limited to such matters as adequacy of site and Improvement dimensions, external appearance, relation of topography, grade and elevation of the site being improved with neighboring sites and nearby streets, and the effect of location and use of Improvements on neighboring sites, improvements or operations. Notwithstanding the foregoing, Tenant may repair, replace, alter or reconstruct any Improvement on the Premises for which plans were previously approved by Landlord as provided above, but only if such repair, replacement, alteration or reconstruction is substantially identical to the Improvement previously so approved.

          2.2 LANDLORD EXCULPATION. Landlord shall not be liable in damages to anyone submitting plans and specifications for approval as provided herein, or to any owner, occupant, lessee, licensee or other person subject to or affected by this Lease, on account of (i) Landlord's approval or disapproval of any plans or specifications, whether or not defective; (ii) any construction, performance or non-performance by Tenant of any work on the Premises or Improvements, whether or not pursuant to approved plans or specifications; (iii) any mistake in judgment, negligence, action or omission in exercising Landlord's rights, powers and responsibilities hereunder; or (iv) the enforcement or failure to enforce any of the provisions contained herein. Every person who submits plans or specifications to Landlord for approval agrees by submission of such plans or specifications -and every owner, lessee, licensee or other occupant of the Premises, Improvements or any portion thereof agrees by acquiring its interest therein -not to bring any suit or action against Landlord seeking to recover any such damages. Landlord's approval of such plans and specifications shall not constitute the assumption of any responsibility by Landlord or its representatives for the accuracy, efficacy or sufficiency thereof, and Tenant shall be solely responsible therefor.

          2.3 INSPECTION RIGHTS. Landlord or its authorized representatives may from time to time, at any reasonable hour, enter upon and inspect the Premises, site or any portion thereof or Improvements thereon to ascertain compliance with this Lease, but without obligation to do so or liability therefor.

          2.4 CERTIFICATES OF COMPLIANCE AND PRESUMPTION. Prior to commencement of any such work of Improvements, Tenant shall supply to Landlord a certificate from a licensed civil engineer or land surveyor verifying that the proposed Improvements will be located on the correct parcel of land and in accordance with plans previously approved by Landlord, Upon completion of any such Improvements, Tenant shall supply to Landlord a further certification by Tenant's architect (including the landscape architect in the case of Improvements consisting of landscaping) that the Improvements as designed by the architect have been completed in accordance with the plans previously approved by Landlord. Tenant shall also supply to Landlord one (i) set of as-built grading plans showing all underground installations. Notwithstanding anything to the contrary herein contained, after the expiration of one year from the date of issuance of a building permit by municipal or other governmental authority for any Improvement, said Improvement shall, in favor of purchasers and encumbrancers in good faith and for value, be deemed to be in compliance with all provisions of Section 2.1 above, unless actual notice of such noncompliance or noncompletion, executed by Landlord, shall appear of record in the office of the County Recorder of Orange County, California, or unless legal proceedings shall have been instituted to enforce compliance with these provisions.

          2.5 DILIGENT COMPLETION AND COMPLIANCE. After commencement of construction of any Improvements, the same shall be diligently prosecuted to completion, to the end that such Improvement shall not remain in a partly finished condition any longer than reasonably necessary for completion thereof, and shall comply with all applicable governmental laws, ordinances and other requirements and with any and all recorded covenants, conditions and restrictions affecting the Premises, all at the sole cost and expense of Tenant and without any cost, expense or liability whatsoever to Landlord. Tenant shall provide Landlord with copies of any Notice of Completion issued in connection with said Improvements not later than ten (10) days after its date of issue.

          2.6 EXTERIOR MATERIALS AND FENCES. Without limiting the generality of the foregoing provisions, all exterior walls shall be painted or suitably treated in a manner acceptable to Landlord, and no exterior walls of sheet or corrugated iron, steel or other metal or asbestos shall be permitted. No fence or wall shall be made of any such material, and no fence or wall shall exceed six (6) feet in height without the prior approval of Landlord. Landlord acknowledges that the Premises are currently bounded by a chain link fence, and that portions of said fence have been screened by landscaping, as depicted on the aerial photograph attached hereto as Exhibit E and incorporated herein by reference. Tenant hereby agrees that, from time to time during the term of this Lease, in the event Landlord undertakes the sale, lease or development of property in the vicinity of the Premises, Landlord shall have the right to require that Tenant plant suitable and adequate additional landscape screening of said fence in locations where such fence is not currently landscaped and which are visible from such development on property owned by Landlord as of the date hereof. In addition, in the event Landlord undertakes the sale, lease or development of property adjacent to the Premises, Landlord shall have the right to construct fencing or walls between the Premises and the adjacent property (such as, block wall, stucco, brick or other architectural fencing), and, in such event, Tenant agrees to pay Landlord one-half (1/2) of the costs and expenses incurred in the design and construction of such walls or fencing within thirty (30) days following written demand therefor from Landlord, accompanied by reasonable supporting documentation for the costs and expenses incurred by Landlord; provided, however, that the cost of such fencing to be borne by Tenant shall not exceed Twenty-Five Thousand Dollars ($25,000) unless Landlord shall agree to pay for any cost in excess thereof. Said limitation on the costs to be incurred by Tenant hereunder shall be increased annually from August 31, 1991 by any percentage increase in the Consumer Price Index, All Urban Consumers, All Items, Los Angeles-Long Beach-Anaheim, California Area, 1982-84 = 100.

          2.7 SIGNS.

     (a) Tenant shall not construct, install or maintain upon the Premises or upon the exterior walls of any structure, any billboard, signboard, sign post or other advertising medium except such signs, advertising placards, names, insignia, trademarks and descriptive words or materials (collectively the "signs") as shall have first received the written approval of Landlord as to size, type, color, location, copy, nature and display qualities. No signs readily visible from off the Premises shall be permitted on or within the Premises or Improvements other than those:

          (i) Identifying the name, business or products of the person or entity using or occupying any site, Improvements thereon or any portion thereof; or

          (ii) Identifying any performing artist(s) or entertainment scheduled to appear at or be conducted upon the Premises together with such other information (such as the date and time of performance and the availability of tickets) as is reasonably required to announce such performances to the public;

          (iii) Offering all or any portion of such site or Improvements for lease or sale; or

          (iv) Identifying the construction lender(s) and/or general contractor(s), but only during the course of the construction.

     (b) The parties acknowledge that Landlord is currently providing two signage locations off the Premises for identification by Tenant of Amphitheater attractions. Tenant acknowledges that Landlord may develop or otherwise utilize property which it owns in the vicinity of the Premises in a manner which makes it necessary or desirable, in Landlord's sole judgment, to remove such signs from their present locations. Therefore, from time to time during the term of this Lease, Landlord shall have the right to cause Tenant to relocate such signage to other locations to be provided by Landlord, at no cost or expense to Landlord. Furthermore, Tenant shall make no changes in the present signs without first obtaining Landlord's prior written consent. Any new signs, or signs to be relocated as aforementioned, shall be subject to Landlord's prior written approval as to size, design, location, and esthetics, and Tenant shall be responsible for obtaining any and all zoning or other land use entitlements necessary in order to maintain or relocate such signs, at no cost or expense to Landlord.

          2.8 GRADING AND EXCAVATION. No excavation shall be made on the Premises except in connection with construction of an Improvement pursuant to grading and drainage plans approved by Landlord as provided in Section 2.1 above. In addition thereto, Tenant shall cause a soils investigation and report to be prepared by a licensed soils engineer or geologist, and Landlord at its election may require that the same be submitted to Landlord for its information; provided, however, that Landlord shall not have any responsibility or liability for any matters relating to said investigation or report. All grading work must be conducted under the supervision of a licensed soils engineer. A final certification of grading operations by a licensed soils engineer or geologist must be filed with the Landlord upon completion of the grading work. Upon such completion, all exposed openings shall be backfilled and disturbed ground shall be restored to its original condition.

          2.9 DRAINAGE. Tenant shall not drain or discharge water from the Premises or Improvements thereon, and shall not interfere with the drainage established as of the date of this Lease, in or over any other property adjacent to the Premises, except in accordance with plans therefor approved by all public agencies having jurisdiction; provided, that Tenant shall not drain or discharge water onto or divert water from any adjacent lands owned by Landlord, except through established drainage channels or new drainage improvements approved by Landlord. Tenant acknowledges that portions of the Premises, or the Premises in their entirety, may lie within a Drainage Assessment Area which may or may not require an acreage assessment at present or during the term of the Lease. Tenant agrees to pay any and all such charges which may be levied by applicable public agencies or municipalities, as may be required.

          2.10 UTILITY INSTALLATIONS. Tenant, at its sole cost and expense, shall determine the availability of, and shall cause to be installed in, on, and about the Premises, all facilities necessary to supply thereto all water, sewage, gas, electricity, telephone and other like services required in Tenant's operations hereunder. All such utility lines shall be installed underground, except that transformer or terminal equipment related thereto may be installed above ground if screened from view of adjacent streets and properties. Tenant agrees to pay all connection or acreage assessments or charges levied by any public utilities, agencies or municipalities with respect to their services. Notwithstanding the foregoing, Tenant shall not enter into any contract or agreement with any city, county or other governmental agency or body or public utility with reference to sewer lines or connections, water lines or connections, or street improvements (including but not limited to curbs, gutters, parkways, street lighting or other utility connections, lines or easements) relating to the Premises, without the prior written consent of Landlord, which consent shall not unreasonably be withheld.

          2.11 LANDSCAPING. Every site improved with a building or other substantial structure shall be landscaped as approved by Landlord within ninety
(90) days of Tenant's occupancy or completion of such structure, whichever occurs first, and maintained thereafter in a sightly and well-kept condition. In particular, all improved areas within setback lines shall be fully and adequately landscaped. Tenant shall provide hose bibs, sprinklers and other reasonable and adequate landscape maintenance facilities in the vicinity of all landscaped areas. Tenant hereby agrees that, in the event Landlord undertakes the sale, lease or development of property in the vicinity of the Premises, Landlord shall have the right to require that Tenant plant suitable and adequate additional landscape screening of any fence bounding the Premises in locations where such fence is visible from such development on property owned by Landlord as of the date hereof; provided, however, that such landscaping shall not exceed Ten Thousand Dollars ($10,000) unless Landlord shall agree to pay for any cost in excess thereof. Said sum of Ten Thousand Dollars ($10,000) shall be increased annually from August 31, 1991 by any percentage increase in the Consumer Price Index, All Urban Consumers, All Items, Los Angeles-Long Beach-Anaheim, California Area, 1982-84 = 100.

                                    ARTICLE 3

                              TAXES AND ASSESSMENTS

          3.1 TAXES. Tenant shall be responsible for, and agrees to pay, not later than ten (10) days prior to delinquency, any and all taxes, assessments, levies, fees and other governmental charges of every kind or nature (hereinafter collectively called "taxes") levied or assessed by any municipal, county, state, federal or other taxing or assessing authority upon, against or with respect to
(i) the Premises, (ii) all furniture, fixtures, equipment and any other personal property of any kind placed, installed or located within, upon or about the Premises, (iii) all alterations, additions or improvements of whatsoever kind or nature, if any, made to the Premises, and (iv) rentals or other charges payable by Tenant to Landlord, irrespective of whether any of the items described in clauses (i) through (iv) above are assessed as real or personal property, and irrespective of whether any of such items are assessed to or against Landlord or Tenant, but expressly excluding any general net income, franchise, inheritance or ad valorem tax levied upon or payable by Landlord. Tenant shall, not later than the 10 day period described above, or upon written request of the Landlord if payment is made earlier, furnish to the Landlord a copy of the receipted tax bill or other proof of said payment. Tenant hereby agrees to protect and hold harmless Landlord and the Premises and all improvements in, on, or about the same from all liability for any and all such taxes, together with any interest, penalties or other sums thereby imposed, and from any sale or other proceeding to enforce payment thereof. Tenant shall cause all taxes imposed upon any personal property situated in, on, or about the Premises to be levied or assessed separately from said Premises and not as a lien thereunder. Tenant hereby, appoints Landlord as its attorney-in-fact for the limited purpose of performing, at Tenant's sole cost and expense, all acts necessary to cause the Premises to be separately assessed from other lands of Landlord, and Tenant agrees to pay to Landlord, within thirty (30) days of the date of billing, any and all costs reasonably incurred by Landlord in performing such acts. If at any time during the term of this lease any of such taxes are not so levied and assessed separately and directly to Tenant, Tenant shall pay to Landlord its proportionate share thereof, being that portion of such taxes that the area of the Premises bears to the total area of all land within the entire tax assessment parcel, as determined by Landlord.

          3.2 TAXES ON RENTALS. Should the State of California or any political subdivision thereof or any governmental authority having jurisdiction (by way of substitution for all or any part of the "taxes" otherwise required to be paid in whole or in part by Tenant pursuant to Section 3.1, or in addition thereto), impose a capital levy or a tax, assessment and/or surcharge of any kind or nature whatsoever (including but not limited to a value added tax) upon, against, in connection with or with respect to the rentals or other charges payable to Landlord by Tenant or on the income of Landlord derived from the Premises or on Landlord's ownership of the Premises or any portion thereof or interest therein, or otherwise, then, in any such case, such tax, assessment and/or surcharge shall be deemed to constitute a tax and/or assessment against the Premises and Tenant shall pay to Landlord its proportionate share thereof as defined in Section 3.1, as billed by Landlord.

          3.3. PRORATIONS. All such taxes and assessments for the first and last year of this Lease shall be prorated between Landlord and Tenant on the basis of the fiscal year of the appropriate governmental authority or authorities.

          3.4. BONDS. With respect to any assessment which may be levied upon the Premises and which under any applicable law then in force may be evidenced by bond or bonds payable in annual installments, the taxes payable by Tenant hereunder shall be limited to such installments (including interest) as may be due and payable during each such year and the same shall be prorated as of the end of the term with respect to the last year of the term hereof.

                                    ARTICLE 4

                                 UTILITY CHARGES

          Tenant shall pay all charges for gas, water, sewer, electricity, telephone, data transmission, cable television and other utility services used on the Premises during the lease term, and shall indemnify Landlord and the Premises from and against any such charges or liens arising therefrom. If any such charges are not paid when due, Landlord may pay the same, and any amount so paid by Landlord shall thereupon become due to Landlord from Tenant as additional rent, together with interest thereon as provided in Article 10 below.

                                    ARTICLE 5

                               REPAIRS AND UPKEEP

          5.1 NO OBLIGATION OF LANDLORD. Landlord shall not be required or obligated to make changes, alterations, additions, improvements or repairs in, on, or about the Premises, or any part thereof, during the term of this Lease.

          5.2 TENANT OBLIGATIONS. At all times during said term Tenant shall, at its sole cost and expense, keep and maintain the Premises and all improvements thereon and all facilities appurtenant thereto in first-class condition, order and repair similar to that maintained by Landlord and other owners of high-class properties of similar class and condition in Orange County and Southern California, and the entire Premises, improvements thereto and all landscaping and undeveloped areas thereon, in a clean, sanitary, orderly and attractive condition, free from weeds, rubbish and debris. Tenant agrees to keep in full force and effect throughout the term hereof a contract or other arrangement satisfactory to Landlord in its sole discretion for maintenance of all landscaping on those portions of the Premises as to which Tenant is responsible for such landscaping, which contract shall be maintained with such company or companies, person(s) or entities as Landlord shall approve and in compliance with such requirements as are imposed therewith by any insurance company as provided in Article 7 hereof. All repairs, alterations, replacements or additions to Improvements shall be at least equal to the original work in class and quality. The necessity and adequacy of such repairs and other work shall be measured by the same standard as set forth above for the original construction and maintenance. Tenant shall also be responsible at all times for determining that all Improvements and the plans and specifications therefor conform and comply in all respects with these provisions, all matters of record, all applicable governmental requirements, and all exterior architectural design, location and color criteria as may be approved by Landlord. Tenant shall also adopt and maintain such standards of property space maintenance, appearance and housekeeping as shall be reasonable and customary for similar operations or enterprises and shall enforce compliance by all such tenants or users with such standards. Tenant shall indemnify and save harmless Landlord against all actions, claims and damages by reason of Tenant's failure to comply with any of the foregoing provisions.

          5.3 CURE BY LANDLORD. Notwithstanding Section 5.1 and 5.2 above, in the event Tenant fails, within fifteen (15) days after the date of a notice in writing from Landlord so to do, to comply with the provisions of Section 5.2 above, Landlord shall be entitled, but shall not be obligated, to enter the Premises and perform such work as may be necessary to restore the Premises and improvements to the condition required by Section 5.2 above, and all of Landlord's expenses in connection with such work shall be paid by Tenant to Landlord upon demand, together with interest thereon as provided in Article 10 below.

                                    ARTICLE 6

                      LANDLORD'S NONLIABILITY AND INDEMNITY

          6.1 LANDLORD'S NONLIABILITY. Landlord shall not be liable for any loss, damage or injury of any kind or character to any person or property (a) arising from any use of the Premises, or any part thereof, (b) caused by any defect in any building, structure or other Improvement thereon or in any equipment or other facility located therein, (c) caused by or arising from any act or omission of Tenant, or of any of its agents, employees, licensees or invitees, (d) arising from any accident on the Premises or any fire or other casualty thereon, (e) occasioned by the failure of Tenant to maintain the Premises in safe condition, or (f) arising from any other cause whatsoever, except as occasioned by the act or omission or neglect of any duty by Landlord or its employees. Tenant, as a material part of the consideration of this Lease, hereby waives on its behalf all claims and demands against Landlord for any such loss, damage or injury of Tenant.

          6.2 INDEMNITY BY TENANT. Tenant shall indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expenses, including attorneys' fees, in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by Tenant of the Premises or any part thereof, or any "common facilities" (as defined in the Lease, if applicable), or arising from or out of Tenant's failure to comply with any provision of this lease, or otherwise occasioned wholly or in part by any act or omission of Tenant, its agents, representatives, contractors, employees, servants, customers or licensees. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold it harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with any such litigation. Landlord may, at its option, require Tenant to assume Landlord's defense in any action covered by this Section through counsel satisfactory to Landlord.

                                    ARTICLE 7

                                    INSURANCE

          7.1 POLICY FORM AND EVIDENCE OF COVERAGE. All policies of insurance provided for herein shall be written as primary policies (without "contribution" or "solely in excess of coverage carried by Landlord" provisions) with responsible and solvent insurance companies authorized to do business in California with a policyholder's rating of "A" (Excellent) or better and a financial rating of "X" or better in Bests' Insurance Reports-Fire and Casualty. Prior to the commencement of the term hereof, Tenant shall supply Landlord (and at all times during the term of the Lease keep on file with Landlord) a true and correct copy of all such policies or a certificate of insurance accurately reflecting the coverage required hereby together with satisfactory evidence showing that all premiums thereon have been paid, and thereafter, as additional premiums become due, Tenant shall supply Landlord with satisfactory evidence that said premiums have been paid. Notwithstanding anything to the contrary contained within this provision, Tenant's obligations to carry insurance as provided herein may be brought within the coverage of a so-called "blanket" policy or policies of insurance carried and maintained by Tenant, so long as such policy or policies segregates the amount of coverage applicable to the Premises. In the event that Tenant fails to procure, maintain and/or pay for at the times and for the durations specified in this Lease, any insurance required by this Lease, or fails to carry insurance required by law or governmental regulation, Landlord may (but without obligation to do so) at any time or from time to time, and without notice, procure such insurance and pay the premiums therefor, in which event Tenant shall repay the Landlord all sums so paid by Landlord, together with interest thereon as provided in Article 10 below and any costs or expenses incurred by Landlord in connection therewith, within ten (10) days following Landlord's written demand to Tenant for such payment.

          7.2 TYPES AND LIMITS OF COVERAGE. Tenant, at its sole cost and expense, shall, during the entire term hereof, procure, pay for and keep in full force and effect: (i) comprehensive public liability and property damage insurance with respect to the Premises and the operations of Tenant in, on or about the Premises, including personal injury, blanket contractual, broad form property damage and product liability coverage (including, without limitation [liquor liability coverage and coverage for liability arising out of the consumption of food and/or alcoholic beverages on or obtained at the Premises to the extent obtainable), for not less than Five Million Dollars ($5,000,000) combined limit per occurrence for bodily injury, death, and property damage liability; (ii) worker's compensation coverage as required by law, together with employers liability coverage; (iii) business interruption insurance, in amounts satisfactory to Landlord; (iv) with respect to improvements, alterations, and the like required or permitted to be made by Tenant hereunder, contingent liability and builder's all-risk insurance, in amounts satisfactory to Landlord; and (v) insurance against fire, vandalism, malicious mischief and such other additional perils as now are or hereafter may be included in a standard fire, extended coverage and special extended coverage endorsement from time to time in general use in Orange County, California, insuring Tenant's leasehold improvements, merchandise, trade fixtures, furnishings, equipment and other items of personal property of Tenant located on or in the Premises, in an amount equal to not less than ninety percent (90%) of the actual replacement cost thereof.

          7.3 SPECIFIC PROVISIONS. Each policy evidencing insurance required to be carried by Tenant pursuant to this Article shall contain the following provisions and/or clauses: (i) a cross-liability clause; (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance; (iii) a provision including Landlord and any other parties in interest designated by Landlord as an additional insured; (iv) a waiver by the, insurer of any right to subrogation against Landlord, its agents, employers and representatives which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives, (v) a severability clause; (vi) a provision that the insurer will not cancel or change the coverage provided by such policy without first giving Landlord thirty (30) days prior written notice; (vii) to the extent obtainable, a provision to the effect that any amounts payable by virtue of loss of rentals or business interruption shall be computed and stated separately in any settlement entered into by the insurer under the policy involved. All net insurance proceeds may be paid to an applicable "Lender" (as defined in Article l2 of the General Conditions), so long as adequate provision reasonably satisfactory to Landlord has been made in each case for the use of all such proceeds for the repair or restoration of damaged or destroyed improvements on the Premises.

                                    ARTICLE 8

                                   RESTORATION

          8.1 TENANT'S OBLIGATIONS. If any building or improvement erected by Tenant on the Premises, or any part thereof, shall be damaged or destroyed by fire or other casualty during the term of this Lease, Tenant shall, at its own cost and expense, repair or restore the same according to the original plans thereof or according to such modified plans as shall be previously approved in writing by Landlord, and such work of repair or restoration shall be commenced within one hundred eighty (180) days after the damage or loss occurs and shall be completed with due diligence but not longer than one (1) year after such work is commenced, and such work shall be otherwise done in accordance with the requirements of the provisions hereof pertaining to the construction of improvements upon the Premises, and all insurance proceeds collected for such damage or destruction shall be applied to the cost of such repairs or restoration, and if (i) there are no insurance proceeds or (ii) the same shall be insufficient for said purpose, Tenant shall make up the deficiency out of its own funds. Should Tenant fail or refuse to make the repairs or restoration as hereinabove provided, then in such event said failure or refusal shall constitute a default under the covenants and conditions hereof and all insurance proceeds so collected shall be forthwith paid over to and be retained by Landlord on its own account and Landlord may, but shall not be required to, use and apply the same for and to the repair or restoration of said Premises and/or improvements, and Landlord may, at its option, terminate this Lease as elsewhere provided herein.

          8.2 TENANT'S OPTION TO TERMINATE. Notwithstanding anything to the contrary contained in the preceding paragraph, if during the last five (5) years of the term hereof any building or Improvement erected on said Premises shall be damaged by fire or other casualty and the cost of repairing or restoring the same shall exceed the insurance proceeds payable for such damage, then Tenant shall have the option, to be exercised within thirty (30) days after such event, to repair or restore said building as hereinabove provided, or to terminate this Lease by written notice thereof to Landlord (subject to obtaining the prior consent of any Lender provided for in Article 12 hereof, if said Lender's consent is required), which option to terminate shall be conditioned as follows:

          (a) Tenant shall, at its expense, within ninety (90) days after the damage occurs, tear down and remove all parts of said building and other Improvements then remaining and the debris resulting from such fire or other casualty and otherwise clean up and restore the Premises, as far as practicable, to its original condition, free and clear of liens; and

          (b) Within ten (10) days after completion of said clean-up and restoration Tenant shall surrender to Landlord possession of the Premises, cleaned up and restored as aforesaid, and shall pay to Landlord (i) any rent accruing to the date of said surrender, (ii) Tenant's pro rata share of all unpaid taxes and assessments that then shall have become a lien upon said Premises, and (iii) any other charges properly owing Landlord; and

          (c) Upon surrender of possession of the Premises to Landlord, but not before, said Lease shall terminate. The insurance proceeds collected and paid for such damage, to the extent available for said purposes, shall be applied first to pay the then balance due any authorized encumbrancer, if any, second to the cost of such clean-up and restoration, and the unexpended balance thereof, if any, shall be paid to Landlord.

                                    ARTICLE 9

                                LIENS AND CLAIMS

          9.1 MECHANICS' LIENS. Tenant shall not suffer or permit to be enforced against the Premises, or any part thereof, or any Improvements thereon, any mechanics', materialmen's, contractors' or subcontractors' liens ensuing from or any claim for damage growing out of the work of any construction, repair, restoration, replacement or improvement, or any other claim or demand howsoever the same may arise, but Tenant shall pay or cause to be paid all of said liens, claims or demands before any action is brought to enforce the same against said Premises or Improvements. Tenant agrees to indemnify and hold Landlord and Premises free and harmless from all liability for any and all such liens, claims, demands and actions (collectively, the "Liens"), together with reasonable attorneys' fees and all costs and expenses in connection therewith.

          9.2 RIGHT TO CONTEST. Notwithstanding the foregoing, if Tenant shall in good faith contest the validity of any such Lien, then Tenant shall at its sole expense defend itself and Landlord against the same and shall pay and satisfy any adverse expense or cost or any adverse judgment that may be rendered thereon before the enforcement thereof against Landlord or the Premises, upon the condition that if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount at least equal to such contested Lien indemnifying Landlord against liability for the same, and holding the Premises free from the effect of such Lien or if Landlord shall request, Tenant shall procure and record the bond provided for in the California Civil Code, or any comparable statute hereinafter enacted providing for a bond freeing the Premises from the effect of such Lien.

          9.3 BONDING AND NOTICES. Before the commencement of any work of Improvement on the Premises, in addition to its other obligations herein provided, Tenant shall give to Landlord thirty (30) days prior written notice thereof, specifying as precisely as possible the expected date of commencement thereof or any change thereof. Landlord reserves the right at any time and from time to time to post and maintain on the Premises such notices of non-responsibility or other notices as may be necessary to protect Landlord against liability for all such liens and claims. At the request of Landlord, in connection with any work of Improvement on the Premises exceeding Twenty-Five Thousand Dollars ($25,000), Tenant shall also deposit with Landlord a certificate or other evidence satisfactory to Landlord showing that Tenant has furnished a bond or that Tenant's building contractor, if any, has furnished a bond in favor of Landlord, with a surety approved by Landlord, guaranteeing the completion of said work free and clear of all Liens.

                                   ARTICLE 10

                  SUBSTITUTE PERFORMANCE OR PAYMENT BY LANDLORD

          In the event Tenant shall fail to pay and discharge or cause to be paid and discharged, when due and payable, any tax, assessment, or other charge upon or in connection with the Premises, or any lien or claim for labor or material employed or used in, or any claim for damages arising out of the construction, repair, restoration, replacement, maintenance and use of the Premises and the improvements thereon, or any judgment on any contested lien or claim, or any insurance premium or expense in connection with the Premises and improvements, or any other claim, charge or demand which Tenant has agreed to pay or cause to be paid under the covenants and conditions of this Lease, and such failure continues for thirty (30) days following written notice from Landlord so to do, then, in addition to any other remedies specified herein, Landlord may at its option pay any of the aforementioned sums, or settle or discharge any action therefor, or judgment thereon. All costs, expenses and other sums incurred or paid by Landlord in connection with any of the foregoing shall be paid by Tenant to Landlord within ten (10) days following demand therefor, together with interest thereon at the rate of ten percent (10%) per annum from the date incurred or paid, and failure to make such payment within such ten (10) day period shall constitute a breach of the covenants and conditions of this Lease in the same manner as failure to pay rent when due.

                                   ARTICLE 11

                           ASSIGNMENTS AND SUBLETTING

          11.1 PROHIBITION. Neither Tenant, nor any trustee, receiver or other successor to Tenant shall, either voluntarily or by operation of law, assign, sell, encumber, pledge or otherwise transfer all or any part of Tenant's leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees, or sublet the Premises or any portion thereof, without Landlord's prior written consent in each instance. Notwithstanding the above, Landlord's consent shall not be required for any subletting of space or granting of concessions within any Improvement constructed by Tenant on the Premises in accordance with the terms of this Lease, provided such sublease or concession is for the uses permitted hereunder, is made in the ordinary course of Tenant's business and is on a standard form sublease or concession agreement approved in advance by Landlord in writing. Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of the Premises, or the granting of concessions in connection therewith, shall not operate to limit Landlord's rights under this paragraph in any way. If Tenant is a corporation which, under the then current guidelines published by the Commissioner of Corporations of the State of California, is not deemed a pubic corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation, whether in one transaction or a series of transactions, of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%), or the transfer of any interest of Donald M. Koll in IMA Investment Corporation, a California corporation, other than as a result of the death of Donald M. Koll, shall be deemed an assignment within the meaning and provisions of this Article.

          11.2 REQUIRED INFORMATION. In connection with requesting Landlord's consent to an assignment of this Lease or a subletting of the Premises or any portion thereof for which Landlord's consent is required, Tenant shall submit in writing to Landlord: (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment; and (iv) such reasonable information as Landlord may request concerning the proposed subtenant or assignee, including but not limited to a balance sheet of the proposed subtenant or assignee as of a date within ninety
(90) days of the request for Landlord's consent, statements of income or profit and loss of the proposed subtenant or assignee for the two year period preceding the request for Landlord's consent and a written statement in reasonable detail as to the business experience of the proposed subtenant or assignee during the five years preceding the request for Landlord's consent.

          11.3 LANDLORD'S OPTIONS. At any time within thirty (30) days after Landlord's receipt of the information specified in Section 11.2 above, Landlord may by written notice to Tenant elect to (i) consent to the subletting or assignment upon the terms and to the subtenant or assignee proposed; (ii) condition such consent upon the assumption by such assignee or sublessee of all obligations hereunder and such other reasonable conditions as Landlord may impose, including but not limited to adjustment of the rental payable hereunder (based on use restrictions as to the Premises set forth in this Lease); or (iii) refuse to give its consent. Tenant agrees that Landlord may refuse to consent to any proposed assignment or subletting for any reason or reasons deemed sufficient by Landlord without regard to any objective standard of reasonableness and may consent to a proposed subletting or assignment subject to such conditions as Landlord, in its sole discretion, deems appropriate. Tenant further agrees that no assignment or subletting consented to by Landlord shall impair or diminish any covenant, condition or obligation imposed upon Tenant by this Lease or any right, remedy or benefit afforded Landlord by this Lease. If Landlord consents to such assignment or subletting, Tenant may thereafter within ninety (90) days after the expiration of said thirty (30) day period enter into a valid assignment or sublease of the Premises or portion thereof, upon the terms and conditions described in the information required to be furnished by Tenant to Landlord pursuant to Section 11.2 above or other terms not less favorable to Tenant, provided, however, that any material change in the terms of such subletting or assignment from those approved by Landlord shall be subject to Landlord's consent as provided in this Article.

          11.4 INVALIDITY. No transfer or assignment, whether voluntary or involuntary, by operation of law, under legal process or proceedings, or otherwise, shall be valid or effective without the prior written consent and approval of Landlord as and in the manner required by this Article 11. Should Tenant attempt to make or suffer to be made any such transfer, assignment or subletting, except as aforesaid, or should any of Tenant's rights under this Lease be sold or otherwise transferred by or under court order or legal process or otherwise, or should Tenant be adjudged insolvent or bankrupt, then and in any of the foregoing events Landlord may, at its option, terminate this Lease forthwith by written notice thereof to Tenant. Should Landlord consent to any such transfer, assignment or subletting, such consent shall not constitute a waiver of any of the restrictions of this Article, and the same shall apply to each successive transfer, assignment or subletting hereunder, if any. If the above limitation on Tenant's right to assign any interest hereunder is declared or rendered unenforceable or invalid for any reason or to any extent, then the parties agree that Section 5(b)(i) shall be deemed amended to provide for the payment of Percentage Rent in the amount, if any, by which fifteen percent (15%) of Tenant's Gross Sales during a Lease Year exceeds the Minimum Rent paid by Tenant for such period.

          11.5 TENANT'S LIABILITY. Unless otherwise agreed in writing by Landlord and Tenant, no subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its rental or other obligations to be performed by Tenant hereunder. The acceptance by Landlord of any payment due hereunder from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

          11.6. TRANSFER FEE. If Landlord consents to any transfer or assignment by Tenant pursuant to Section 11.1 above, Tenant shall pay a transfer fee to Landlord of $5,000 (except as provided in Section 12.4 below) in connection with the processing and documentation thereof.

                                   ARTICLE 12

                             ENCUMBRANCES BY TENANT

          12.1 DEFINITIONS. As used in this Lease, "Lender" shall mean any bank, savings and loan association, insurance company, trustees of a pension trust, or any other person or entity approved by Landlord in writing and making a loan to Tenant secured, in whole or in part, by a Trust Deed; and "Trust Deed" shall mean any deed of trust, mortgage or other security instrument imposing a first lien on Tenant's leasehold estate and securing such loan advanced solely for the construction of Improvements on the Premises as provided herein or as a permanent loan following completion of such Improvements (including but not limited to such so-called "soft costs" as loan interest, taxes, assessments, broker's commissions, insurance premiums, amounts payable to or on behalf of Landlord pursuant to the terms of this Lease, lender's fees and interim and permanent financing including, without limitation, takeout and standby fees with respect to permanent financing, legal and accounting fees, premiums for performance bonds, contingencies and the like).

          12.2 CONDITIONS TO ENCUMBRANCE. Notwithstanding the provisions of
Article 11 above, if requested by Tenant in writing, Landlord shall execute its written consent to an assignment or hypothecation of this Lease under a Trust Deed for the benefit of a Lender upon and subject to the following covenants and conditions:

          (a) The Trust Deed and all rights acquired thereunder shall be subject to each and all of the covenants, conditions, restrictions and provisions set forth in this Lease and to all rights and interest of Landlord hereunder, except as herein otherwise provided. Landlord may condition such consent upon receipt from Tenant and said Lender of written documents satisfactory to Landlord by which Tenant and Lender expressly agree to be so bound and subject to such matters as to themselves and their respective successors and assigns. In the event of any conflict between the provisions of this Lease and any provisions of any Trust Deed, the provisions of this Lease shall control. Any notice to Lender of Tenant's default or of termination of this Lease provided for in this Article may be given concurrently with or after Landlord's notice of default to Tenant as provided in Article 13.

          (b) Immediately after the recording of the Trust Deed, Tenant, at Tenant's expense, shall cause to be recorded in the office of the Recorder of Orange County, California, a written request executed and acknowledged by Landlord for a copy of any notice of default and of any notice of sale under the Trust Deed as provided by the statutes of the State of California. Concurrently with the execution of said consent, Tenant shall furnish to Landlord a complete copy of the Trust Deed and note secured thereby, and all other instruments evidencing or securing the indebtedness secured thereby, together with the name and address of the holder thereof. No such encumbrance shall be valid or effective unless and until Landlord shall execute its written consent thereto.

          12.3 LENDER RIGHTS ON DEFAULT. If Landlord elects to declare a default by Tenant or to terminate the Lease as to Tenant because of any default, breach or event of bankruptcy or insolvency described in Section 13.1(d) below (collectively herein, the "default") hereunder on the part of Tenant, any permitted Lender may nonetheless have the following rights within sixty (60) days after service of written notice on Lender by Landlord of any such default and/or termination:

          (a) Lender may cure such default and either have the Lease continue in effect with respect to such Lender (but not with respect to Tenant) or enter into a new lease with Landlord on the same terms, conditions and provisions contained herein (effective as of the date of Landlord's termination of this Lease), but only if (i) Lender has served on Landlord a request for written notice from Landlord of lease termination for Tenant's default; and (ii) Lender has, within such sixty (60) day period, either cured such default (other than the bankruptcy or insolvency of Tenant), if the same can be cured by the payment of money, or if the default is otherwise curable but cannot be remedied within the sixty (60) day period, then such Lender shall have commenced in good faith to cure such default or breach and thereafter diligently prosecuted the same to completion, or

          (b) If such default is not so curable, Lender may cause in good faith the trustee under the Trust Deed to commence and thereafter to diligently pursue to completion all appropriate steps and proceedings for Judicial foreclosure, the exercise of the power of sale under and pursuant to the Trust Deed in the manner provided by law, or the obtaining from Tenant of an assignment of this Lease in lieu of foreclosure (collectively the "foreclosure remedies"); provided, that

          (c) Subject to the foregoing provisions, Lender shall keep and perform all of the covenants, conditions and provisions of this Lease herein required to be kept and performed by Tenant until such time as the leasehold created by this Lease shall be sold upon exercise of any of the foreclosure remedies; provided further, that should trustee under the Trust Deed or Lender be precluded by the bankruptcy laws of the United States or by process or issue of any court having jurisdiction in connection with any bankruptcy or insolvency proceeding involving Tenant during the above sixty
     (60) day period from commencing and pursuing to completion steps and proceedings for any such foreclosure remedies, then Landlord shall extend said period for the pursuing of such foreclosure remedies, provided that Lender is diligently and in good faith exerting all reasonable efforts to obtain an appropriate release from any court order or restraint with respect to such proceeding involving Tenant, and further provided that upon such release, Lender shall in good faith immediately cause to have commenced and to diligently pursue to completion all steps and proceedings for consummation of such foreclosure remedies.

          (d) If the leasehold estate hereunder shall be transferred by exercise of any of such foreclosure remedies, the transferee or transferees thereof shall thereupon and thereby assume the performance of and be bound by each and all of the covenants, conditions, restrictions, obligations and provisions herein provided to be kept and performed by Tenant during the period such transferee or transferees shall hold title to said leasehold estate.

          Notwithstanding the foregoing provisions, if any Lender shall fail or refuse at any time to comply with any and all of the applicable provisions of this Section, then and thereupon Landlord shall be released from any covenant not to terminate the Lease with respect to such Lender.

          12.4 TRANSFER FEE. The prior written consent of Landlord shall not be required for transfer of the leasehold estate created by this Lease to a purchaser at a foreclosure sale or to the Lender's immediate transferee should the

Lender be the successful bidder at the foreclosure sale for a bid not in excess of the sum of all amounts then secured by its Trust Deed or otherwise specified in Calif. Civil Code Section 2924(c), or should the Lender receive the leasehold estate created by this Lease by assignment in lieu of foreclosure, provided that the Lender forthwith gives notice to Landlord in writing of any such transfer setting forth the name and address of the transferee, the effective date of such transfer and the express agreement of the transferee assuming and agreeing to perform all of the obligations under this Lease, together with a copy of the document by which such transfer was made and the payment to Landlord of a transfer fee of $100 in lieu of the transfer fee as provided under Article
11. Any subsequent transfer of the leasehold estate created by this Lease shall not be made without the prior written consent of Landlord and shall be subject to the conditions relating thereto as set forth in Article 11 above.

                                   ARTICLE 13

                              DEFAULTS AND REMEDIES

          13.1 DEFAULTS. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

          (a) Abandonment of the Premises which shall include but not be limited to, any absence by Tenant from the Premises for five (5) consecutive days or longer while in default of any provision of this lease.

          (b) Failure by Tenant to make any payment of rent or other payment or charge required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice provided above or in (c) below shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Sec. 1161, as amended.

          (c) Failure by Tenant to perform any other express or implied covenants or provisions herein contained (other than any breach under the Article entitled "Assignment and Subletting" for which immediate notice of termination may be given) and should such failure continue for thirty (30) days after written notice thereof from Landlord to Tenant specifying the particulars of such default; provided, further, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion.

          (d) Tenant's (i) application for, consent to, or suffering of the appointment of a receiver, trustee or liquidator for all or for a substantial portion of, its assets; (ii) making a general assignment for the benefit of creditors; (iii) admitting in writing its inability to pay its debts or its willingness to be adjudged a bankrupt; (iv) becoming unable to or failing to pay its debts as they mature; (v) being adjudged a bankrupt; (vi) filing a voluntary petition or suffering an involuntary petition under any bankruptcy, arrangement, reorganization or insolvency law (unless in the case of an involuntary petition, the same is dismissed within thirty (30) days of such filing); (vii) convening a meeting of its creditors or any class thereof for purposes of effecting a moratorium, extension or composition of its debts; or (viii) suffering or permitting to continue unstayed and in effect for ten (10) consecutive days any attachment, levy, execution or seizure of all or a substantial portion of Tenant's assets or of Tenant's interest in this lease.

          13.2 REMEDIES. In any of such events of default and in addition to any or all other rights or remedies of the Landlord hereunder or by the law provided, Landlord may exercise the following remedies at its sole option:

          (a) TERMINATION. Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant:

               (i) The worth at the time of award of the unpaid rent which had been earned at the time of termination;

               (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

               (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

               (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, reasonable attorneys' fees, and any other reasonable costs.

               The "worth at the time of award" of the amounts referred to in subparagraphs (i) and (ii) above shall be computed by allowing interest at ten percent (10%) per annum from the dates such amounts accrued to Landlord. The worth at the time of award of the amount referred to in subparagraph (iii) above shall be computed by discounting such amount at one (1) percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

          (b) RELETTING. Without terminating or effecting a forfeiture of this Lease or otherwise relieving Tenant of any obligation hereunder in the absence of express written notice of Landlord's election to do so, Landlord may, but need not, relet the Premises or any portion thereof at any time or from time to time and for such terms and upon such conditions and rental as Landlord in its sole discretion may deem proper. Whether or not the Premises are relet, Tenant shall pay to Landlord all amounts required by Tenant hereunder up to the date that Landlord terminates Tenant's right to possession of the Premises; provided, however, that following a default, Landlord shall not unreasonably withhold its consent to an assignment of this Lease or a subletting of the Premises requested by Tenant, unless Landlord shall also elect to terminate this Lease and Tenant's right to possession of the Premises as provided in Section 13.2(a) above. Such payments by Tenant shall be due at the times provided in this Lease, and Landlord need not wait until the termination of this Lease to recover them by legal action or in any other manner. If Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder, except that Landlord shall apply the rent or other proceeds actually collected by it for such reletting against amounts due from Tenant hereunder to the extent such proceeds compensate Landlord for non-performance of any obligation of Tenant hereunder. Landlord may execute any lease made pursuant hereto in its own name, and the lessee thereunder shall be under no obligation to see to the application by Landlord of any proceeds to Tenant, nor shall Tenant have any right to collect any such proceeds. Landlord shall not by any re-entry or other act be deemed to have accepted any surrender by Tenant of the Premises or Tenant's interest therein, or be deemed to have terminated this Lease, or to have relieved Tenant of any obligation hereunder, unless Landlord shall have given Tenant express written notice of Landlord's election to do so as set forth herein.

          13.3 NO OBLIGATION OR LIABILITY OF LANDLORD. Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant thereunder. If Landlord shall elect to re-enter the Premises, Landlord shall not be liable for any damages by reason of such re-entry.

          13.4 RENT DURING UNLAWFUL DETAINER. In any action for unlawful detainer commenced by Landlord against Tenant by reason of any default hereunder, the reasonable rental value of the Premises for the period of the unlawful detainer shall be deemed to be the amount of rent, additional rent and other charges or payments to be made by Tenant under this lease for such period, unless Tenant shall prove to the contrary by competent evidence.

          13.5 CUMULATIVE RIGHTS. The rights and remedies reserved to Landlord hereunder, including those not specifically described, shall be cumulative, and, except as otherwise may be provided by California statutory law in effect at the time, Landlord may pursue any or all of such rights and remedies, at the same time or separately.

          13.6 NO WAIVER. No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of any such right or remedy or of any default by Tenant hereunder. The acceptance by Landlord of rent or any other payments hereunder shall not be a waiver of any preceding breach or default by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent or any other payments accepted, regardless of Landlord's knowledge of such preceding breach or default at the time of acceptance of such rent or any other payments, or a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of such breach or default.

          13.7 EXPENSES AND LEGAL FEES. If either party incurs any expense, including reasonable attorneys' fees, in connection with any action or proceeding instituted by either party by reason of any default or alleged default of the other party hereunder, the party prevailing in such action or proceeding shall be entitled to recover its said reasonable expenses from the other party. For purposes of this provision, in any unlawful detainer or other action or proceeding instituted by Landlord based upon any default or alleged default by Tenant hereunder, Landlord shall be deemed the prevailing party if in any action or proceeding arising in connection with any default or alleged default by Tenant hereunder: (a) judgment is entered in favor of Landlord; or
(b) prior to trial or Judgment Tenant shall pay all or any portion of the rent and charges claimed by Landlord, eliminate the condition, cease the act, or otherwise cure the omission claimed by Landlord to constitute a default by Tenant hereunder.

                                   ARTICLE 14

                       TRANSFERS AND FINANCING BY LANDLORD

          14.1 TRANSFERS. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall mean and include only the fee owner or owners of the Premises at the time in question, and in the event of any transfer or transfers of the title to said land, Landlord (and in the case of any subsequent transfers or conveyances, the then grantor), except as hereinafter provided, shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all covenants or obligations on the part of Landlord contained in the Lease thereafter to be performed; provided, however, that any funds in which Tenant has an interest which are in the hands of such Landlord or the then grantor at the time of such transfer shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership. No holder of a mortgage and/or deed of trust to which this lease is or may be subordinate, and no lessor under a so-called sale-leaseback, shall be responsible in connection with any security deposited hereunder, unless such mortgagee or holder of such deed of trust or lessor shall have actually received the security deposited hereunder.

          14.2 ATTORNMENT. In the event any proceedings are brought for the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under, any mortgage and/or deed of trust made by Landlord covering the Premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the Premises, Tenant hereby attorns to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease.

          14.3 SUBORDINATION. Tenant agrees that this Lease shall, at the request of the Landlord, be subordinate to any mortgages or deeds of trust that may hereafter be placed by Landlord upon the Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof; provided, that the mortgagees or beneficiaries named in said mortgages or trust deeds shall agree to recognize the interest of Tenant and any applicable Lender under this Lease in the event of foreclosure, if Tenant is not then in default. Tenant also agrees that any mortgagee or beneficiary may elect to have this Lease constitute a prior lien to its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or beneficiary to Tenant to that effect, this Lease shall be deemed prior in lien to such mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant agrees that upon the request of Landlord, or any mortgagee or beneficiary, Tenant shall execute whatever instruments may be required to carry out the intent of this Section.

                                   ARTICLE 15

                  SURRENDER, REMOVAL AND TITLE TO IMPROVEMENTS

          15.1 REMOVAL OR DEMOLITION. Within ninety (90) days after the expiration or earlier termination of this Lease, Landlord, at its option, may require Tenant, at its expense, to promptly and diligently remove, demolish and/or clear off from the Premises all or any designated portion of the Improvements and other property of whatsoever nature placed or owned by Tenant or any successors in interest thereon, whether or not affixed to the Premises or to any improvement thereon, and after such removal or clearance Tenant shall restore the surface of the ground to a graded, properly filled, level and uniform condition, free from all excavations and debris; provided, however, that if Tenant at such time shall be in default in the payment of rents or any other charges hereunder, Landlord shall have a lien on said Improvements to secure payment of such rents or charges.

If Landlord exercises such option, Tenant shall promptly commence and diligently complete such demolition and clearing, which work shall be done in accordance with all provisions of this Lease governing the performance of changes, alterations or other such work to the Premises and Improvements.

          15.2 CONVEYANCE OR RELEASE OF IMPROVEMENTS. Should Landlord not require Tenant to remove or demolish any such Improvements as provided in
Section 15.1, then title to the same shall automatically pass to Landlord, free of any right, title, interest or estate of Tenant therein, or its successors or assigns, without the necessity of executing any further instrument and without the necessity of any allowance, compensation, consideration or payment by Landlord therefor. Tenant hereby grants, releases, transfers, sets over, assigns and conveys to Landlord all of its right, title and interest in and to all such Improvements, to be effective for all purposes upon any such termination of this Lease. Notwithstanding the foregoing, Tenant agrees to execute, acknowledge and deliver to Landlord upon the expiration of such 90-day period a proper recordable instrument quitclaiming and releasing to Landlord any right, title and interest of Tenant in and to the Premises and all Improvements remaining thereon, and giving such further assurances of title as may be required by Landlord or its successors, assigns or title insurers. Nothing herein contained, however, shall adversely affect any right that Tenant may have to quiet enjoyment and possession so long as the Lease-shall continue in force and effect and Tenant shall not be in default hereunder. Tenant shall upon such lease termination surrender and deliver the Premises and all remaining Improvements not removed as provided above to the possession and use of Landlord, without delay and in good order, condition and repair, ordinary wear and tear excepted, and in a neat and clean condition, excepting only Tenant's or any subtenant's movable trade fixtures, machinery, equipment and personal property. Tenant shall also deliver to Landlord all leases, lease files, plans, books, records, registers and other documents necessary or appropriate for the proper operation, maintenance and management of the Premises and Improvements.

                                   ARTICLE 16

                                  HOLDING OVER

          This Lease shall terminate and become null and void without further notice upon the expiration of the term herein specified, and any holding over by Tenant after such expiration shall not constitute a renewal hereof or give Tenant any rights hereunder or in or to the Premises, except as otherwise herein provided, it being understood and agreed that this Lease cannot be renewed, extended or in any manner modified except by a writing signed by both parties hereto. If Tenant shall hold over for any period after the expiration of said term, Landlord may, at its option, exercised by written notice to Tenant, treat Tenant as a tenant from month-to-month commencing on the first day following the expiration of this Lease and subject to the terms and conditions herein contained except that the monthly rental, which shall be payable in advance, shall be one hundred and fifty percent

(150%) of the monthly rental applicable at the said expiration date plus any prorated Percentage Rent or additional rent if provided herein. If Tenant fails to surrender said Premises upon expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation any claims made by any succeeding lessee, founded on or resulting from such failure to surrender, and Landlord shall be entitled to the benefit of all provisions of law respecting summary recovery of possession to the same extent as if such statutory or other notice had been given.

                                   ARTICLE 17

                                 EMINENT DOMAIN

          17.1 DEFINITION OF TERMS. The term "total taking" as used in this Article means the taking of the entire Premises under the power of eminent domain or a taking of so much of said Premises as to prevent or substantially impair the conduct of Tenant's business thereon. The term "partial taking" means the taking of a portion only of said Premises which does not constitute a total taking as above defined.

          17.2 TOTAL TAKING. If during the term hereof there shall be a total taking by public authority under the power of eminent domain, then the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the date the actual physical possession thereof shall be taken.

          17.3 PARTIAL TAKING. If during said term there shall be a partial taking of the Premises, this Lease shall terminate as to the portion of said Premises taken upon the date upon which actual possession is taken pursuant to said eminent domain proceedings, but said Lease shall continue in force and effect as to the remainder of said Premises. The basic rental payable by Tenant for the balance of said term shall be abated in the ratio that the square footage ground area of the Premises taken bears to the total ground area of said Premises at the time of such taking.

          17.4 ALLOCATION OF AWARD. All compensation and damages awarded for the taking of the Premises or any portion thereof shall, except as otherwise herein provided, belong to and be the sole property of Landlord, and Tenant shall not have any claim or be entitled to any award for diminution in value of its leasehold hereunder or for the value of any unexpired term of this Lease; provided, however, that Tenant shall be entitled to any award that may be made for the taking of or injury to any Improvements installed or constructed on the Premises at the expense of Tenant, or on account of any cost or loss Tenant may sustain in the removal of Tenant's fixtures, equipment and furnishings, or as a result of any alterations, modifications or repairs which may be reasonably required by Tenant in order to place the remaining portion of the Premises not so condemned in a suitable condition for the continuance of Tenant's tenancy.

          17.5 EFFECT OF TERMINATION. If this Lease is terminated, in whole or in part, pursuant to any of the provisions of this Article, all rentals and other charges payable by Tenant to Landlord hereunder and attributable to the Premises taken, shall be paid up to the date upon which actual physical possession shall be taken by the condemnor, and the parties shall thereupon be released from all further liability in relation thereto.

          17.6 VOLUNTARY CONVEYANCE. A voluntary conveyance by Landlord to a public utility, agency or authority under threat of a taking under the power of eminent domain in lieu of formal proceedings shall be deemed a taking within the meaning of this Article 17.

                                   ARTICLE 18

                      MINERAL AND WATER RIGHTS RESERVATIONS

          Landlord reserves and excepts from all property leased hereunder unto itself, its successors and assigns, together with the exclusive right to grant and transfer all or a portion of the same:

          (a) Any and all oil, oil rights, petroleum, minerals, mineral rights, natural gas rights, and other hydrocarbon substances by whatsoever name known, geothermal steam, and all products derived from any of the foregoing, that may be within or under the land, together with the perpetual right of drilling, mining, exploring, prospecting and operating therefor and storing in and removing the same from the Premises or any other land, including the right to whipstock or directionally drill and mine from lands other than those conveyed hereby, oil or gas wells, tunnels and shafts into, through or across the subsurface of the Premises, and to bottom such whipstocked or directionally drilled wells, tunnels and shafts under and beneath or beyond the exterior limits thereof, and to redrill, retunnel, equip, maintain, repair, deepen and operate any such wells or mines; without, however, the right to enter, drill, mine, store, explore and operate on or through the surface or the upper 500 feet of the subsurface of the Premises.

          (b) Any and all water, rights or interests therein, no matter how acquired by Landlord, and owned or used by Landlord in connection with or with respect to the Premises, together with the right and power to explore, drill, redrill, remove and store the same from the Land or to divert or otherwise utilize such water, rights or interests on any other property owned or leased by Landlord, whether such water rights shall be riparian, overlying, appropriative, percolating, littoral, prescriptive, adjudicated, statutory or contractual; but without, however, any right to enter upon the surface of the Premises in the exercise of such rights.

                                   ARTICLE 19

                               SAFETY AND HEALTH

          Tenant shall comply with all laws and regulations promulgated by all relevant governmental authorities, including but not limited to the requirements of the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 661 et seq. and any analogous legislation in California (collectively, "OSHA") to the extent that OSHA applies to the Premises and any activities thereon. Without limiting the generality of the foregoing, Tenant shall maintain all working areas, all machinery, structures, electrical facilities and the like upon the Premises in a condition that fully complies with the requirements of OSHA, including such requirements as would be applicable with respect to agents, employees or contractors of Landlord who may from time to time be present upon the Premises. Tenant shall indemnify and hold harmless Landlord from any liability, claims or damages arising as a result of a breach of the covenants of this Article and from all costs, expenses and charges arising therefrom including, without limitation, attorneys' fees and court costs incurred by Tenant in connection therewith, which indemnity shall survive the expiration or termination of this Lease.

                                   ARTICLE 20

                               STATEMENT OF TENANT

          20.1 CONTENTS AND EFFECT. Tenant shall, at any time and from time to time, upon not less than ten (10) days prior written notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there has been any modification thereof, that the same is in full force and effect as modified and stating the modification or modifications) and that Landlord is not in default, except as specified in such statement, in regard to any of its covenants or obligations under this Lease, and further setting forth the dates to which all sums payable as rental hereunder have been paid in advance, if any, and such other statements relating to delivery and acceptance of the Premises as Landlord's lender, lienor, encumbrancer or purchaser may require. Tenant represents and warrants that any such statement delivered pursuant to this Article will be accurate and binding upon Tenant and may be relied upon by any such person. Tenant shall be taken to have waived any defaults by Landlord occurring before the date of such statement and not set forth therein.

          20.2 EFFECT OF TENANT'S FAILURE. Tenant's failure to execute and deliver such statement within such time shall be conclusive evidence (i) that this Lease is in full force and effect without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one installment of minimum rent has been paid in advance; provided, however, that at Landlord's option Tenant's failure to execute and deliver any statements or instruments necessary or desirable to effectuate the foregoing provisions of this Article or Sections 14.2 or 14.3 above, within ten (10) days after written request so to do by Landlord, shall constitute a breach of this Lease. In the event of such failure, Landlord in addition to any other rights or remedies it might have, shall have the right by not less than ten (10) days notice to Tenant to declare this Lease terminated and the term ended, in which event this Lease shall cease and terminate on the date specified in such notice; upon such termination Tenant shall vacate and surrender the Premises, but shall remain liable as provided in this Lease by reason of said breach.

                                   ARTICLE 21

                            MISCELLANEOUS PROVISIONS

          21.1 NOTICES. Any notice, election, demand or other communication to be given by either party to the other hereunder may be delivered in person to an authorized representative of the other party, or may be deposited in the United States mail, duly registered or certified, with postage prepaid, and addressed to the party for whom intended as follows: To Landlord at its designated business office, and to Tenant at the Premises or at such other address set forth beneath its signature in the attached Lease. Either of the parties hereto may hereafter respectively designate another address as provided above. Service of any such written notice shall be deemed complete at the time of such personal delivery or within two (2) days after the mailing thereof as hereinabove provided. If more than one lessee is named under this Lease, service of any notice upon any one of said lessees as herein provided shall be deemed as service upon all of said lessees.

          21.2 PRORATIONS. All payments required to be made under the terms of this Lease which require proration shall be prorated on the basis of one-twelfth (1/12th) of the amount for each full month and one-three hundred and sixtieth (1/360th) of the amount for each day to be prorated.

          21.3 INTEREST ON LATE PAYMENTS. Any installment of rent accruing under the provisions of this Lease or any other payment which shall not be paid when due, shall bear simple interest at the lesser of (i) 4% per annum above the prime rate (expressed as an annual rate of interest) then charged by a bank designated by Landlord from time to time as its correspondent bank, or (ii) the maximum rate of interest then permitted by applicable law, accruing from the date when such payment was due until the date such amount is fully paid.

          21.4 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent and other payments herein stipulated shall be deemed to be other than on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

          21.5 WAIVER. One or more wavers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary Landlord's consent or approval to or any subsequent similar act by Tenant. No breach by Tenant of a covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in a writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord has or may have.

          21.6 SURRENDER OR CANCELLATION. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, but shall terminate all or any existing subleases unless Landlord expressly elects to treat such surrender or cancellation as an assignment to Landlord of any or all of such subleases.

          21.7 BROKER'S COMMISSION. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease except as may otherwise be specifically stated in this Lease. Tenant agrees to indemnify Landlord and hold Landlord harmless from all liabilities arising from any claim by any other broker or finder allegedly representing Tenant, including, without limitation, the cost of attorneys' fees in connection therewith. Such agreement shall survive the termination of this Lease.

          21.8 RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Landlord, upon the request of Tenant, shall execute and acknowledge a "short form" memorandum of this Lease, in form and substance satisfactory to Landlord, for recording purposes.

          21.9 CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of its Board of Directors' resolution authorizing such execution.

          21.10 NONDISCLOSURE OF LEASE TERMS. Landlord and Tenant acknowledge and agree that the terms of this Lease are confidential and constitute proprietary information of Landlord and Tenant. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants in the vicinity of the Premises. Landlord and Tenant each agree that they, and their respective partners, officers, directors, employees and attorneys, shall not disclose the terms or conditions of this Lease to any other person without the prior written consent of the other party hereto; provided, however, that the foregoing shall not extend to disclosure by either party to its Lenders or to the independent accountants who may audit their respective financial statements. It is understood and agreed that damages would be an inadequate remedy for the breach of this provision by any party hereto, and each of the parties hereto shall have the right to specific performance of this provision and to injunctive relief to prevent its breach or continued breach.

          21.11 ENTIRE AGREEMENT. This Lease and the exhibits hereto cover in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning the Premises, and all preliminary negotiations and agreements of whatsoever kind with respect to the Premises, except those contained herein, are superseded and of no further force or effect. No person, firm or corporation has at any time had any authority from Landlord to make any representations or promises on behalf of Landlord, and Tenant expressly agrees that if any such representations or promises have been made by Landlord or others, Tenant hereby waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, notwithstanding any statute, law, or custom to the contrary.

          21.12 AMENDMENT OF LEASE. No amendment or other ratification of this Lease shall be effective unless in writing signed by two authorized agents of Landlord, who shall be the President or a Vice-President, and either another Vice-President, the Secretary or an Assistant Secretary, and by the Tenant, or by their respective successors in interest.

          21.13 CERTAIN RULES OF CONSTRUCTION. Time is of the essence of this Lease. Notwithstanding the fact that certain references elsewhere in this Lease to acts required to be performed by Tenant hereunder omit to state that such acts shall be performed at Tenant's sole cost and expense, unless the context clearly implies to the contrary each and every act to be performed or obligation to be fulfilled by Tenant pursuant to this Lease shall be performed or fulfilled at Tenant's sole cost and expense. The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease. Each and all of the obligations, covenants, conditions and restrictions of this Lease shall inure to the benefit of and be binding upon and enforceable against, as the case may require, the successors and assigns of Landlord, and, subject to the restrictions of Article 11 above entitled "Assignments and Subletting," any authorized assignee, transferee, sublessee and other successors in interest of Tenant. In this Lease each of the neuter, feminine or masculine gender(s) includes the other or others, and the singular number includes the plural, wherever the context so requires. If more than one lessee is named above, the obligation of each of such lessees hereunder shall be and is joint and several.

          21.14 SPECIFIC PERFORMANCE. Nothing contained in this Lease shall be construed as or shall have the effect of abridging the right of Landlord to obtain specific performance of any and all of the covenants or obligations of Tenant under this Lease.

          21.15 EXECUTION OF LEASE. Execution of this Lease by Tenant and return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant.

          21.16 CONTROLLING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.

          21.17 CHANGES REQUESTED BY LENDER. Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease by the Lender on Landlord's fee interest or on Tenant's leasehold interest, as the case may be, so long as such changes do not alter the basic business terms of this Lease or otherwise materially diminish the rights or materially increase the obligations of the party from whom consent to such change or amendment is requested.

                   END OF GENERAL CONDITIONS TO GROUND LEASE

                                   EXHIBIT D

                                    GUARANTY

          THIS GUARANTY (the "Guaranty") is made as of August __, 1991, by DONALD M. KOLL, IRVING AZOFF, ROBERT E. GEDDES and PAUL C. HEGNESS (individually, a "Guarantor" and collectively, the "Guarantors"), in favor of THE IRVINE COMPANY, a Michigan corporation ("Landlord").

1. Except as otherwise provided in this Guaranty, all terms defined in that certain Amended and Restated Agreement Re Ground Lease of even date herewith by and between Irvine Meadows, a California general partnership ("Tenant"), and Landlord (the "Agreement") shall have the same meaning when used in this Guaranty. Such defined terms are denoted in the Agreement and in this Guaranty by initial capital letters.

2. In order to induce Landlord to enter into the Agreement, Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantee to Landlord, and to its successors and/or assigns, the prompt and complete performance of Tenant's obligations under Sections 4.01 and 4.02 of the Agreement (the "Guaranteed Obligations").

3. Each Guarantor is either a general partner in Tenant or the principal shareholder of a corporate general partner of Tenant. Accordingly, each Guarantor agrees that Landlord's entering into the Agreement is of substantial and material benefit to such Guarantor and further agrees as follows:

     (a) Each Guarantor shall continue to be liable under this Guaranty and the provisions hereof shall remain in full force and effect notwithstanding (i) any modification, agreement or stipulation between any Guarantor and Landlord, or their respective successors and assigns, with respect to the Agreement, the Sublease, the New Lease, or the obligations encompassed in any of said instruments, including, without limitation, the Guaranteed Obligations; (ii) Landlord's waiver of or failure to enforce any of the terms, covenants or conditions contained in the Agreement, the Sublease, the New Lease, or in any modification thereof; (iii) any release of any other guarantor from any liability with respect to the Guaranteed Obligations; or (iv) any transfer, assignment or other conveyance of any interest under the Agreement, the Sublease, the New Lease, or in the Subleased Premises by either Landlord or Tenant thereunder.

     (b) Guarantors' liability under this Guaranty shall continue until all Guaranteed Obligations to Landlord have been satisfied.

                                      D-1
                                    EXHIBIT D
                To Amended And Restated Agreement Re Ground Lease

     (c) Each Guarantor hereby warrants and represents to Landlord that he now has and will continue to have full and complete access to any and all information concerning the transactions contemplated by the Agreement or referred to therein, the value of the assets owned or to be acquired by Tenant, Tenant's financial status and its ability to pay and perform the Guaranteed Obligations owed to Landlord. Each Guarantor further warrants and represents that he has reviewed and approved the Agreement and is fully informed of the remedies Landlord may pursue, with or without notice to Tenant, in the event of default by Tenant under the Agreement. So long as any of the Guaranteed Obligations hereunder remains unsatisfied or owing to Landlord, Guarantors shall keep fully informed as to all aspects of Tenant's financial condition and the performance of the Guaranteed Obligations.

     (d) Each Guarantor hereby acknowledges and agrees that he may be required to perform the Guaranteed Obligations in accordance with the terms hereof notwithstanding the fact that Tenant is in default of its obligations under the Agreement, the Sublease, the New Lease, or any other obligation referred to therein.

     (e) Each Guarantor hereby acknowledges and agrees that he shall be required to perform the Guaranteed Obligations in accordance with the terms hereof notwithstanding any termination of the Agreement, the Sublease or the New Lease.

4. The liability of Guarantors under this Guaranty is a guaranty of payment and performance and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Agreement, the Sublease, the New Lease or other instruments relating to the creation or performance of the Guaranteed Obligations or the pursuit by Landlord of any remedies which it now has or may hereafter have with respect thereto under the Agreement, the Sublease, or the New Lease, at law, in equity or otherwise.

5. Each Guarantor hereby waives to the extent permitted by law: (i) all notices to Guarantors, to Tenant, or to any other person, including but not limited to, notices of the acceptance of this Guaranty or the creation, renewal, extension, modification, accrual of any of the Guaranteed Obligations owed to Landlord and, except to the extent set forth in Paragraph 7 hereof, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting Guarantors' liability hereunder or the enforcement thereof; and (iv) all principles or provisions of law which conflict with the terms of this Guaranty. Guarantors further agree that

     Landlord may enforce the Guaranty upon this occurrence of an event of default under the Agreement (as event of default is defined therein) with respect to Tenant's performance of any Guaranteed Obligation. Moreover, Guarantors agree that Guarantors' obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.

6. Guarantors agree that Landlord may enforce this Guaranty without the necessity of resorting to or exhausting any security or collateral and without the necessity of proceeding against Tenant or any other guarantor. Each Guarantor hereby waives the right to require Landlord to proceed against Tenant, to proceed against any other guarantor, to foreclose any lien on any real or personal property, to exercise any right or remedy under the Agreement, to draw upon any letter of credit issued in connection herewith, or to pursue any other remedy or to enforce any other right.

7.   (a)  Guarantors agree that nothing contained herein shall prevent
          Landlord from exercising any rights available to it under the Agreement and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of any Guarantor. Guarantors hereby authorize and empower Landlord to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available to Landlord, since it is the intent and purpose of Guarantors that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Without limiting the generality of the foregoing, each Guarantor hereby expressly waives any and all benefits under California Civil Code ss.ss.2809, 2810, 2819, 2845, 2847, 2848, 2849
          and 2850 and California Code of Civil Procedure ss.ss. 580a, 580d and
          726. Notwithstanding any foreclosure of the lien of any security agreement with respect to any or all of the real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantors shall remain bound under this Guaranty.

     (b) Each Guarantor agrees that he shall have no right of subrogation against Tenant or against any collateral or any right of contribution against any other guarantor unless and until all Guaranteed Obligations have been indefeasibly satisfied, and Landlord has released, transferred or disposed of all of its rights, title and interest in any collateral or security now or hereafter given to Landlord as security for the Guaranteed Obligations. Guarantors further agree that, to the extent the waiver of Guarantors' rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation and contribution Guarantors may have against Tenant or against any collateral or security, and any rights of contribution Guarantors may have against any other guarantor, including, without limitation, any of the other Guarantors, shall be junior and subordinate to any rights Landlord may have against such other guarantor. Landlord may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation and contribution rights Guarantors may have, and upon disposition or sale, any rights of subrogation and contribution Guarantors may have shall terminate.

     (c) Notwithstanding anything to the contrary contained herein, no provision of this Guaranty shall be deemed to limit, decrease, or in any way to diminish any rights of set-off Landlord may have with respect to any cash, cash equivalents, certificates of deposit, letters of credit or the like which may now or hereafter be deposited with Landlord by Tenant.

     (d) To the extent any dispute exists at any time between any Guarantor and any other guarantor, including, without limitation, any of the Guarantors, as to such Guarantor's right to contribution or otherwise, Guarantors agree to indemnify, defend and hold Landlord harmless from and against any loss, damage, claim, demand, cost or any other liability (including reasonable attorneys' fees and costs) Landlord may suffer as a result of such dispute.

     (e) Guarantors shall not, without the prior written consent of Landlord, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of or against any Tenant. The obligations of Guarantors under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Tenant or by any defense which any Tenant may have by reason of the order, decree or decision of any court or administrative body resulting from any such case. Landlord shall have the sole right to accept or reject any plan on behalf of any Guarantor proposed in such case and to take any other action which such Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Guarantors acknowledge and agree that any interest on the Guaranteed Obligations which accrues after the commencement of any such proceeding (or, interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of the Guaranteed Obligations if said proceedings had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the parties that the Guaranteed Obligations should be determined without regard to any rule or law or order which may relieve any Tenant of any portion of such Guaranteed Obligations. Guarantors hereby permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such interest accruing after the date on which such proceeding is commenced. Guarantors each hereby assign to Landlord such Guarantor's right to receive any payments from any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person by way of dividend, adequate protection payment or otherwise. If all or any portion of the Guaranteed Obligations is paid or performed by any Guarantor, the obligations of Guarantors hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise in such case.

8. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (a) personal service (b) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified, first class mail, return receipt requested); or (c) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent pursuant to either subsection (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to subsection (c) shall be deemed received five (5) days following deposit in the mail.

          To Guarantors:   Mr. Donald M. Koll
                           c/o The Koll Company
                           4343 Von Karman Avenue
                           Newport Beach, CA 92660

                           Mr. Irving Azoff
                           345 No. Maple Drive, Suite 205
                           Beverly Hills, CA 9021O

                           Mr. Robert E. Geddes
                           17835 Ventura Boulevard, Suite 206
                           Encino, CA 91336

                            Mr. Paul C. Hegness
                            5000 Campus Drive
                            Newport Beach, CA 92660

          To Landlord:      Irvine Industrial Company
                            c/o The Irvine Company
                            550 Newport Center Drive, Suite 730
                            Newport Beach, California 92660
                            Attn: Vice President-Operations

          With copies to:   The Irvine Company
                            2 Park Plaza
                            Irvine, California 92714
                            Attn: General Counsel

                            O'Melveny & Myers
                            610 Newport Center Drive, Suite 1700
                            Newport Beach, California 92660-6429
                            Attn: Lowell C. Martindale, Jr., Esq.

9.   Each Guarantor represents and warrants to Landlord as follows:

     (a) No consent of any other person, including, without limitation, any creditors of such Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by such Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by such Guarantor, and constitutes the legally valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms.

     (b) The execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on such Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on such Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which such Guarantor is a party or by with such Guarantor or any of such Guarantor's assets may be bound the penalty or remedy for which violation would impair such Guarantor's ability to perform its obligations under this Guaranty, and will not result in, or require, the creation or imposition of any lien on any of such Guarantor's property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

10. This Guaranty shall be binding upon Guarantors, Guarantors' heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by Landlord, its successors and assigns.

11. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

12. If any Guarantor or Landlord incurs any expense, including reasonable attorneys' fees and expenses in connection with any action or proceeding against the other, arising out of or in connection with this Guaranty, whether or not such action proceeds to trial, the sums so paid by the prevailing party shall be due from and be paid by the nonprevailing party on demand.

13. This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

14. Every provision of this Guaranty is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

15. No failure or delay on the part of Landlord to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

          IN WITNESS WHEREOF, Guarantors have executed this Guaranty as of the day and year first above written.

                                          /s/ DONALD M. KOLL
                                          ------------------------------
                                              DONALD M. KOLL

                                          /s/ IRVINE AZOFF
                                          ------------------------------
                                              IRVINE AZOFF

                                          /s/ ROBERT E. GEDDES
                                          ------------------------------
                                              ROBERT E. GEDDES

                                          /s/ PAUL C. HEGNESS
                                          ------------------------------
                                              PAUL C. HEGNESS

                                     [MAP]